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                                                                   EXHIBIT 10.01



                                CREDIT AGREEMENT

         This Credit Agreement is dated as of December 20, 2001, is by and among PLATO LEARNING, INC., a Delaware corporation ("PLI"), PLATO, INC. ("PI"), a Delaware corporation ("PI"), CYBERED, INC., a Nevada corporation ("CyberEd"), TEACHMASTER TECHNOLOGIES, INC., a South Dakota corporation ("TeachMaster"), WASATCH INTERACTIVE LEARNING CORPORATION, a Delaware corporation ("Wasatch"; PLI, PI, CyberEd, TeachMaster and Wasatch are collectively, called the "Borrowers" and each a "Borrower" provided that each obligation of the Borrowers hereunder shall be a joint and several obligation of each of them), and each of the banks appearing on the signature pages hereof, together with such other banks as may from time to time become a party to this Agreement by assignment or by amendment hereof (the "Banks", or each, a "Bank"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), as agent for the Banks (in such capacity, the "Agent").

                                    ARTICLE I

                                   Definitions

         Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

         "Account" shall have the meaning set forth in the UCC.

         "Account Debtor" shall have the meaning set forth in the UCC.

         "Advance" means a loan of funds by a Bank to the Borrowers under the Facility, including both Floating Rate Advances and Eurodollar Advances made thereunder.

         "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, (i) ten percent (10%) or more of a Person that is publicly held or (ii) fifty percent (50%) or more of a Person that is privately held, of the stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or (c) each of such Person's, officers, directors, joint venturers and partners. For purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall in no event include the Agent or a Bank.



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         "Agent's Fee Letter" means a letter, dated as of December 20, 2001, between the Borrowers and the Agent pertaining to certain fees payable to the Agent.

         "Agreement" means this Credit Agreement and all exhibits, amendments, modifications and supplements hereto and all restatements thereof.

         "Applicable Margin" means (a) on and before receipt of the quarterly financial statements of the Borrowers for the quarter ending July 31, 2001, 1.750% for Eurodollar Advances and 0.00% for Prime Rate Advances, and (b) on and after receipt of such financial statements, the percentages set forth below for the Cash Flow Leverage Ratios shown below for the most recent fiscal quarter end for which financial statements have been delivered:

                                                      Applicable Margin
                                          --------------------------------------
         Cash Flow                        Floating Rate               Eurodollar
         Leverage Ratio:                    Advances:                  Advances:
         --------------                     --------                   --------
         Less than 0.25 to 1.00               0.00%                     1.750%

         Equal to or greater
         than 0.25 to 1.00 but
         less than 0.75 to 1.00:              0.00%                     2.250%

         Equal to or greater
         than 0.75 to 1.00                   0.250%                     2.750%

The Applicable Margin shall be applied on a quarterly basis, effective as of the date 45 days after the end of the first three fiscal quarters and 120 days after the fourth fiscal quarter, based on the Cash Flow Leverage Ratio as demonstrated by the quarterly or annual (as applicable) financial statements of the Borrowers delivered for the quarter or year most recently ended, and as certified by the Borrowers' financial officer. In the event that such financial statements are not delivered as required by Section 5.1(a) or (b), the Applicable Margin shall be the highest percentage set forth above for each type of Advance until such time as such financial statements are delivered, after which time the Applicable Margin shall be readjusted to the rate applicable to the Cash Flow Leverage Ratio applicable to such statements.

         "Authorized Representatives" means any officers or employees of any of the Borrowers designated by the Borrowers for purposes of giving and receiving notices hereunder, requesting and repaying Loans, agreeing to rates of interest and otherwise transacting business with the Agent and the Banks hereunder.

         "Base Rate" on any day means the higher of (i) the Prime Rate in effect on that day, or (ii) the Federal Funds Rate in effect on that day plus 0.50%.

         "Borrowers" has the meaning set forth in the first paragraph of this Agreement and any reference to "Borrowers" shall be deemed a reference to both the Borrowers together and to each Borrower separately; an example being that each reference to the "Borrowers' liabilities" shall mean both the Borrowers' joint liabilities and the liabilities of each Borrower considered separately.


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         "Borrowing Base" means the sum of (a) an amount equal to 70% of the net amount (as determined by the Agent after deduction of such reserves and allowances as the Agent deems proper and necessary) of the Borrowers' Eligible Trade Accounts; plus (b) an amount equal to the lesser of (i) 60% of the net amount (as determined by the Agent after deduction of such reserves and allowances as the Agent deems proper and necessary) of the Borrowers' Eligible Installment Accounts; or (ii) $7,500,000.

         "Borrowing Base Certificate" means a certificate in the form of Exhibit B signed as indicated thereon, setting forth the amount of the Borrowing Base.

         "Business Day" means any day other than a Saturday or Sunday on which national banks are required to be open for business in Minneapolis, Minnesota, and San Francisco, California, and, in addition, if such day relates to a Eurodollar Advance or fixing of a Eurodollar Rate, a day on which dealings in U.S. dollar deposits are carried on in the London interbank eurodollar market.

         "Capital Expenditures" means, for any specified period, the sum of: (a) the aggregate amount of all expenditures of the Borrowers and their consolidated Subsidiaries for fixed or capital assets, or for software development or other research and development initiatives (including, without limitation, costs incurred in the development of new generation courseware products), made during such period which, in accordance with GAAP, would be classified as capital expenditures; and (without duplication), and (b) the aggregate amount of all expenditures in respect of Capitalized Lease Liabilities of the Borrowers and their consolidated Subsidiaries incurred during such period.

         "Capitalized Lease Liabilities" means, for any specified period, all monetary obligations of the Borrowers and their consolidated Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Cash Flow Leverage Ratio" of means the ratio of (a) the consolidated Funded Debt of the Borrowers and their consolidated Subsidiaries as of the last day of any fiscal quarter of the Borrowers, to (b) EBITDA of the Borrowers and their consolidated Subsidiaries for the period of four consecutive fiscal quarters of such Person then ending.

         "Change of Control" means, with respect to any Person, either (i) the acquisition by any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) of beneficial ownership (as defined in Rules 13d-3 and 13d-4 of the Securities and Exchange Commission, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the then-outstanding voting capital stock of such Person; or (ii) a change in the composition of the board of directors or other governing body of such Person or any corporate parent of such Person such that continuing directors (or equivalent individuals) cease to constitute more than 50% of such board of directors (or other governing body). As used in this definition, "continuing directors" means, as of any date, (i) those members of the board of directors (or other governing body) of the applicable Person who assumed office prior to


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such date, and (ii) those members of the board of directors (or other governing body) of the applicable Person who assumed office after such date and whose appointment or nomination for election by that corporation's shareholders (or members, partners or other voting equity owners) was approved by a vote of at least 50% of the directors of such Person in office immediately prior to such appointment or nomination.

         "Collateral" means all real and personal property of the Borrowers and/or any of their Subsidiaries in which the Banks have been granted a security interest pursuant to any Security Document, together with all substitutions and replacements for and products of any of the foregoing.

         "Collateral Agent" means the "Collateral Agent" as defined in the Security Agreement (initially, Wells Fargo).

         "Commitment" means, with respect to each Bank, the amount of the Commitment set forth opposite such Bank's name on the execution pages of this Agreement, or below such Bank's signature on an Assignment Certificate executed by such Bank, unless such amount is reduced pursuant to Section 2.14(a) hereof, in which event it means the amount to which said amount is reduced pursuant thereto, or as the context may require, the obligation of such Bank to make Advances as contemplated in Section 2.1 and participate in the Letters of Credit as contemplated in Article IIA.

         "Commitment Amount" shall mean Twelve Million Five Hundred Thousand Dollars ($12,500,000), being the maximum amount of the Commitments of all Banks, in the aggregate, to make Advances to the Borrowers pursuant to Section 2.1, subject to reduction in accordance with Section 2.14(a).

         "Commitment Fee" has the meaning specified in Section 2.7(b).

         "Commitment Termination Date" means the earlier of (a) the Maturity Date or (b) the date on which the Commitments are terminated pursuant to Section
7.2 or reduced to zero pursuant to Section 2.15(a).

         "Consolidated Tangible Net Worth" means aggregate capital and retained earnings of the Borrowers and their Subsidiaries, as determined in accordance with GAAP minus any amounts attributable to treasury stock, goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount, and underwriting expenses, organization expenses, intercompany debt, and sums owed to a Borrower or a Subsidiary by Affiliates or shareholders, and all other intangibles assets , all as determined in accordance with GAAP.

         "Current Assets" means the consolidated current assets of the Borrowers and their Subsidiaries as determined in accordance with GAAP; provided, however, that Current Assets shall be determined after deduction of all applicable reserves, deferred charges and prepaid items other than prepaid interest, insurance and taxes, and shall not include assets located outside the United States, amounts due from officers, employees or shareholders of the Borrowers or any Affiliate, or any investments other than readily marketable securities.


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         "Current Liabilities" means the consolidated current liabilities of the
Borrowers and their Subsidiaries as determined in accordance with GAAP;
provided, however, that Current Liabilities shall include the proper accruals for taxes, bonuses and other expenses to the date of computation and interest on all Debt, and principal installments on Debt, payable on demand or within twelve
(12) months from such Current Computation Date.

         "Current Ratio" means the ratio of Current Assets to Current
Liabilities.

         "Debt" of any Person means, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, reimbursement agreements, recourse agreements or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Liabilities of such Person, (e) all debt of others secured by a lien on any asset of such Person, whether or not such debt is assumed by such Person, (f) all debt of others guaranteed by such other Person, (g) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted (i.e., take-or-pay and similar obligations), (h) all obligations of such Person under any interest rate swap or hedging program or any similar agreement, arrangement or undertaking relating to fluctuations in interest rates and (i) all obligations of such Person to advance funds to, or purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person and (j) all obligations of such Person under a letter of credit reimbursement agreement with respect to letters of credit issued thereunder.

         "Debt Service Coverage Ratio" means the ratio of:

                  (a) EBITDA for each period of twelve consecutive months plus Rent Expense for such period minus Capital Expenditures during such period minus any cash paid for federal, state, local and/or foreign income taxes during such period minus any cash expenditures for purchase, redemption or retirement of any stock of any class of the Borrower or cash dividends or any other cash distributions made on account of any stock of any class of the Borrower during such period;

         to

                  (b) the sum of Interest Charges for such period plus Rent Expense for such period plus scheduled principal payments on Debt during such period.

         "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning specified in Section 2.7(c).

         "EBITDA" means, for any period of determination, the consolidated net income of the Borrowers and their Subsidiaries before provision for income taxes, plus, to the extent subtracted in determining consolidated net income, Interest Expense, depreciation and amortization, all as determined in accordance with GAAP, excluding (to the extent included): (a) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from the discontinuance of operations and gains arising from the sale of assets other than inventory) during the applicable period; and (b) similar non-operating losses during such period.



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         "Eligible Installment Account" shall mean an Account owing to any
Borrower that arises out of a customer order form or other written agreement by and between such Borrower and the applicable Account Debtor, which customer order form or other agreement provides for periodic installment payments by such Account Debtor against the outstanding balance of such Account, which meets the following requirements:

                  (a) the Account has been created in accordance with such Borrower's established revenue recognition policies;

                  (b) the Account is scheduled to be paid in full within 365 days from the date of determination, or if a portion of the Account is scheduled to be paid after 365 days from the date of determination, the portion of the Account that shall be treated as an Eligible Installment Account is scheduled to be paid in full within 365 days from the date of determination, provided that any portion not paid when scheduled shall not be treated as an Eligible Installment Account, and provided, further, that an Eligible Installment Account may be converted into an Eligible Trade Account by issuance of any invoice payable under the Borrower's customary terms and conditions (provided that all other requirements for an Eligible Trade Account are met);

                  (c) the Accounts owing by any one Account Debtor (or Account Debtor and its Affiliates) shall not exceed $500,000 in the aggregate, or if Accounts of any one Account Debtor exceed $500,000 in the aggregate, Accounts that shall be treated as Eligible Installment Accounts shall not exceed $500,000 in the aggregate; and

                  (d) it would be an Eligible Trade Account, except for the provision in subsections (r), (s) and (t) of the definition thereof.

An Account which is at any time an Eligible Installment Account but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Installment Account. If the Agent at any time determines, at its reasonable discretion, that the prospect of payment of an Account by the Account Debtor is or will be materially impaired for any reason, the Agent may so notify the Borrowers, which notice shall include a description of the reason the Agent has made such determination. Unless the Borrowers shall promptly present information satisfactory to the Agent (at its reasonable discretion) showing that payment of such Account is not impaired, such Account shall cease to be an Eligible Installment Account ten (10) days after such notice by the Agent.

         "Eligible Trade Account" shall mean each Account owing to any Borrower which meets the following requirements:

                  (a) it is subject to a first-priority lien in favor of the Collateral Agent under the Security Agreement;

                  (b) it is owned by such Borrower and is not subject to any assignment, claim or Lien other than (i) a first priority Lien in favor of the Collateral Agent, and (ii) other Liens consented to by the Agent in writing;

                  (c) it is genuine and is in all respects what it purports to be;



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                  (d) it arises from either (i) the performance of services by such Borrower, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto; or (ii) the sale or lease of goods by such Borrower and such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor and not been returned to such Borrower (except for returns made in error that do not result in a credit against such Account or otherwise impair the Account);

                  (e) it is evidenced by an invoice rendered to the Account Debtor with respect thereto which is dated not earlier than the date of shipment or performance;

                  (f) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto it is reduced in amount by the amount of (i) accounts owing by any Borrower to the Account Debtor, and (ii) checks outstanding payable to the Account Debtor and is not subject to setoff, counterclaim, credit or allowance (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Agent identifying or including such Account) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account or offered or attempted to return any of such goods;

                  (g) the Account Debtor with respect thereto is not insolvent and has not suspended business or suspended payment of monetary obligations, been named as a debtor under a petition filed under the United States Bankruptcy Code, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due;

                  (h) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by such Borrower to the Agent of such Account (except for contracts that require further documentation or performance to assign, to the extent that such further documentation or performance requirements have been satisfied);

                  (i) the Account Debtor with respect thereto is not a Subsidiary or Affiliate of any Borrower , or a director, officer, employee or agent of the Borrower, any Subsidiary, or any Affiliate of any Borrower;

                  (j) the Account Debtor with respect thereto is a resident or citizen of and is located within the United States of America unless the sale of goods giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms satisfactory to the Agent;

                  (k) it does not arise from a "sale on approval," "sale or return" or "consignment," nor is it subject to any other repurchase or return agreement;

                  (l) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by any Borrower, or any Subsidiary or Affiliate of any Borrower (or by any agent or custodian of any Borrower or any Subsidiary or Affiliate of any Borrower) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto



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                  (m) such Borrower has observed and complied with all laws of the jurisdiction in which the Account Debtor with respect to such Account is located which, if not observed or complied with would deny the Borrower access to the courts of such jurisdiction;

                  (n) it arises in the ordinary course of such Borrower's business;

                  (o) if the Account Debtor with respect thereto is the United States of America or any department, agency or instrumentality thereof (a "Federal Governmental Authority"), or any state, county or local Governmental Authority, or any department, agency or instrumentality thereof, such Borrower has assigned its right to payment of such Account Receivable to the Collateral Agent pursuant to the Assignment of Claims Act of 1940 as amended in the case of the a Federal Governmental Authority, or pursuant to applicable state law, if any, in all other instances, and such assignment has been accepted and acknowledged by the appropriate government officers;

                  (p) if the Account Debtor with respect thereto is any state, county or local Governmental Authority, or any department, agency or instrumentality thereof (including without limitation any school district), payment of the full amount of such Account has been approved by all necessary actions of such Account Debtor and need not be approved by any future action (by way of vote, referendum, apportionment or otherwise);

                  (q) if it is evidenced by chattel paper or instruments, (i) the Agent shall have specifically agreed to include such Account as an Eligible Trade Account, (ii) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Trade Account and (iii) the originals of such chattel paper or instruments have been assigned and delivered to the Collateral Agent;

                  (r) it is not an Eligible Installment Account;

                  (s) it has not remained unpaid more than 90 days after the original invoice date, provided, however that certain invoices of the Borrowers may include both goods and services to be performed after delivery of such goods, and in such instance, Eligible Trade Accounts may include the portion of such invoices attributable to such services if (a) the relevant Borrower is able to separate out such portion and designate and identify such portion to the Agent, and (b) such portion shall not remain unpaid more than 90 days after completion of performance of the relevant services by such Borrower; and

                  (t) 10% or more of the Accounts from the Account Debtor with respect thereto have not remained unpaid more than 90 days after their respective original invoice dates (or after the time set forth in the proviso to (s) above, if relevant);

An Account which is at any time an Eligible Trade Account but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Trade Account. If the Agent at any time determines, at its reasonable discretion, that the prospect of payment of an Account by the Account Debtor is or will be materially impaired for any reason, the Agent may so notify the Borrowers, which notice shall include a description of the reason the Agent has made such determination. Unless the Borrowers shall promptly present information satisfactory to the Agent (at its reasonable discretion) showing that payment of such Account is not impaired, such Account shall cease to be an Eligible Trade Account ten (10) days after such notice by the Agent.



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         "Environmental Laws" has the meaning specified in Section 4.12.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Eurodollar Advance" means any Advance which bears interest at a rate determined by reference to a particular Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to an Interest Period, the rate per annum equal to the rate (rounded up if necessary to the nearest one-sixteenth of one percent (1/16%)) determined by the Agent in accordance with
Section 2.6 to be a rate at which U.S. dollar deposits are offered to major banks in the London interbank eurodollar market for funds to be made available on the first day of such Interest Period and maturing at the end of such Interest Period, as determined by the Agent between the opening of business and 10:00 a.m., San Francisco, California time, on the second Business Day prior to the beginning of such Interest Period.

         "Eurodollar Rate" means, with respect to an Interest Period, the rate obtained by adding (a) the Applicable Margin to (b) the rate obtained by dividing (i) the applicable Eurodollar Base Rate by (ii) a percentage equal to one (1.00) minus the applicable percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to eurodollar fundings (currently referred to as "Eurocurrency Liabilities" in Regulation D) or any other maximum reserve requirements applicable to a member bank of the Federal Reserve System with respect to such eurodollar fundings.

         "Event of Default" has the meaning specified in Section 7.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Federal Funds Rate" means at any time an interest rate per annum equal to the weighted average of the rates for overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it; it being understood that the Federal Funds Rate for any day which is not a Business Day shall be the Federal Funds Rate for the next preceding Business Day.

         "Floating Rate" means an annual rate at all times equal to the Base Rate plus the Applicable Margin, which Floating Rate shall change when and as the Base Rate changes.

         "Floating Rate Advance" means any Advance which bears interest at a rate determined by reference to the Floating Rate.


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



         "Funded Debt" means, without duplication, all obligations of the Borrowers and their Subsidiaries on a combined and consolidated basis: (a) in respect of borrowed money; (b) secured by a mortgage, pledge, security interest, lien or charge on the assets of the Borrowers or a Subsidiary, whether the obligation secured is the obligation of the owner or another Person (provided that non-recourse obligations will only be taken into account up to the fair market value of the related property); (c) any obligation for the deferred purchase price of any property or services evidenced by a note, payment contract (other than an account payable arising in the ordinary course of business) or other instrument, (d) all Capitalized Lease Liabilities; (e) all guaranties and contingent or other legal obligations in respect to Funded Debt of other Persons, excluding ordinary course endorsements; (f) net liabilities under any interest rate swap, collar or other interest rate hedging agreement. and (g) undertakings or agreements to reimburse or indemnify issuers of letters of credit other than commercial letters of credit.

         "GAAP" means generally accepted accounting principles as in effect from time to time applied on a basis consistent with the accounting practices applied in the financial statements of the Borrowers and their Subsidiaries referred to in Section 4.5.

         "Hazardous Substance" means any asbestos, urea-formaldehyde, polychlorinated biphenyls, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Laws.

         "Indemnitees" has the meaning specified in Section 9.5.

         "Interest Expense" means the consolidated total gross interest expense on all Debt of the Borrowers and their Subsidiaries, and shall in any event include, without limitation and without duplication, (a) accrued interest (whether or not paid) on all Debt, (b) the amortization of Debt discounts, (c) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (d) the interest portion of any Capitalized Lease Liability (determined in accordance with GAAP).

         "Interest Period" means, with respect to any Eurodollar Advance, the period beginning on (and including) the date on which such Eurodollar Advance is made, or continued as, or converted into, a Eurodollar Advance and shall end on (but exclude) the day which numerically corresponds to such date thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrowers may select pursuant to the terms hereof, provided, that:

                  (a) no more than five (5) different Interest Periods may be outstanding at any one time;

                  (b) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the next preceding Business Day); and



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                  (c) no Interest Period may end later than the Maturity Date.

         "Letters of Credit" shall have the meaning set forth in Article IIA.

         "Letter of Credit Agreements" shall have the meaning set forth in
Article IIA.

         "Letter of Credit Obligations" shall mean the aggregate amount of all possible drawings under all Letters of Credit plus all amounts drawn under any Letter of Credit and not reimbursed by the Borrower under the applicable Letter of Credit Agreement.

         "Leverage Ratio" of means the ratio of (a) total liabilities of the Borrowers and their consolidated Subsidiaries determined in accordance with GAAP as of the last day of any fiscal quarter of the Borrowers, to (b) the Borrowers' Consolidate Tangible Net Worth on such day.

         "Loan Documents" means this Agreement, the Note and the Security Agreements, each Letter of Credit Agreement, and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrowers or party granting security interests in connection with this Agreement, the Advances, the Letters of Credit or any Collateral and all interest rate swap, cap, floor, collar or other interest rate hedging agreements between the Borrowers and any Bank.

         "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on: (a) the business, financial condition, operations or prospects of the Borrowers and their Subsidiaries; (b) the ability of the Borrowers to perform their obligations under any Loan Document; (c) the validity, enforceability or collectibility of any Loan Document; or (d) the status, existence, perfection, priority or enforceability of any lien or security interest granted to the Bank pursuant to the Loan Documents.

         "Maturity Date" means July 1, 2003.

         "Maximum Available Borrowings" means, as of any date of determination, an amount equal to the lesser of (a) the Commitment Amount, and (b) the Borrowing Base determined based on the most recent Borrowing Base Certificate delivered to the Agent.

         "Note" means a promissory note of the Borrowers payable to a Bank in the amount of such Bank's Commitment, in substantially the form of Exhibit A (as such promissory note may be amended, extended, modified, renewed or replaced from time to time).

         "Obligations" means each and every Debt, liability and other obligation of every type and description arising under or in connection with any of the Loan Documents which the Borrowers may now or at any time hereafter owe to a Bank or to the Banks or to the Agent, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness, liabilities and obligations of the Borrowers arising under this Agreement, any Letter of Credit Agreement, or evidenced by the Notes.

         "Percentage" means, as to any Bank, the percentage set forth opposite such Bank's signature on the execution pages of this Agreement, or below such Bank's signature on any Assignment Certificate executed by such Bank, representing the ratio of such Bank's Commitment to the Commitment Amount, provided, that if the Commitment have been terminated, each Bank's Percentage shall mean the ratio of the principal amount of the outstanding Advances of such Bank to total outstanding Advances of all Banks.

          "Permitted Acquisition" means acquisition by any Borrower or any Subsidiary of all or substantially all of the assets or stock, membership interest or other equity interests of another Person or Persons subject to the following:

                  (a) no Default or Event of Default shall have occurred and continued at the time of such acquisition;

                  (b) total consideration for such acquisitions (including cash paid, notes issued, market value of stock exchanged, Debt assumed and all other consideration) for all such acquisitions shall not exceed 15% of the Borrowers' Consolidated Tangible Net Worth immediately prior to such acquisitions during any fiscal year;

                  (c) if the acquired Person is merged into a Borrower or a Subsidiary, such Borrower or such Subsidiary is the surviving corporation;

                  (d) the business of acquired Person is substantially identical to the existing business of the Borrowers; and

                  (e) such acquisitions shall not be funded by borrowing of Advances hereunder.

         "Permitted Joint Venture" means joint venture among a Borrower or a Subsidiary of a Borrower and other parties, provided that: (a) entry into such joint venture does not involve incurrence of Debt or potential liabilities by the Borrowers or Subsidiaries in the nature of liabilities as a general partner (other than obligations to pay royalties or pay for services provided by such joint ventures); (b) entry into such joint venture does not involve the making of an investment otherwise restricted by Section 6.4; and (c) no Default or Event of Default shall have occurred and continued at the time of such entry.

         "Permitted Redemptions" means repurchase and redemption of shares of the stock of PLI, provided that: (a) no Default or Event of Default has occurred and continued at the time of such repurchase and redemption; (b) except as permitted under (c) below, shares shall be repurchased and redeemed from employees or officers of PLI, and the aggregate purchase price of all such shares repurchased and redeemed shall not exceed $2,000,000 per fiscal year, (c) aggregate purchase price of all shares repurchased and redeemed may exceed $2,000,000 per fiscal year but shall not exceed $15,000,000 in the aggregate after the date of this Agreement, if (i) such repurchase and redemption is conducted in accordance with the redemption program approved by the Board of Directors of PLI; (ii) proceeds of the Advances hereunder shall not be used to fund any of such repurchase and redemption; and (iii) at the time of all such repurchases and redemptions, before and after giving effect thereto PLI shall own assets consisting of cash, bank deposits, certificates of deposit and other cash equivalent assets acceptable to the Agent in amounts of not less than $25,000,000.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan maintained for employees of the Borrowers or any of their Subsidiaries and covered by Title IV of ERISA.

         "Prime Rate" means the rate of interest publicly announced from time to time by the Agent as its "base rate" or "prime rate", or, if the Agent ceases to announce a rate so designated, any similar successor rate designated by the Agent. The Prime Rate is not necessarily the most favored rate of the Agent and the Agent may lend to its customers at rates that are at, above or below the Prime Rate.

         "Rent Expense" means all amounts paid by the Borrowers and any Subsidiary in respect of rent under any real property leases, or other operating leases, determined in accordance with GAAP.

         "Reportable Event" has the meaning assigned to that term in Title IV of ERISA, but does not include any such event for which advance notification to the Pension Benefit Security Corporation is waived under ERISA or applicable regulations.

         "Required Banks" means, at any time, one or more of the Banks holding at least sixty-six and sixty-seven hundredths percent (66.67%) of the Commitments, or, if the Commitments have been terminated or have expired, one or more of the Banks having at least sixty-six and sixty-seven hundredths percent (66.67%) of the outstanding principal amount of the Obligations. Notwithstanding the foregoing, if there are only two Banks, "Required Banks" shall mean both of such Banks.

         "Security Agreements" means Security Agreements of the Borrowers, in form and substance satisfactory to the Agent, pursuant to which the Borrowers grant the Banks security interests in all of their personal property assets to secure payment of the Obligations.

         "Subsidiary" of a Person means any corporation, limited liability company, partnership or other entity of which more than fifty percent (50%) of the outstanding equity or membership interests or shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors (or other governing body) of such entity, (irrespective of whether or not at the time stock or membership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "UCC" means the Uniform Commercial Code as in effect from time to time in Minnesota, or in any other state whose laws are held to govern this Agreement or any portion hereof.

         "Wells Fargo" has the meaning specified in the preamble.

                                   ARTICLE II

                                CREDIT FACILITIES

         Section 2.1. Commitments. Each Bank hereby agrees, severally and not jointly, on the terms and subject to the conditions herein set forth, to make Advances to the Borrowers from time to time during the period from the date hereof to and including the Commitment Termination Date, provided, that (a) the principal amount of the outstanding Advances plus the Letter of Credit Obligations shall at no time exceed the Maximum Available Borrowings, and (b) the principal amount of each Bank's outstanding Advances plus its participation in Letters of Credit shall at no time exceed such Bank's Commitment. Within the above limits, the Borrowers may obtain Advances, prepay Advances in accordance with the terms hereof and reborrow Advances in accordance with the applicable terms and conditions of this Article II. Each Advance shall be made by the Banks on a pro rata basis, calculated in accordance with their respective Percentages.

         Section 2.2. Procedures for Borrowing.

                  (a) Each Advance shall be funded by the Banks as either a Floating Rate Advance or a Eurodollar Advance, as the Borrowers shall specify in the related request for the proposed Advances. Floating Rate Advances and Eurodollar Advances may be outstanding at the same time. The principal amount of each borrowing of Floating Rate Advances shall be in an amount equal to or greater than $10,000 or a higher integral multiple of $10,000 and the principal amount of each borrowing of a Eurodollar Advance shall be in an amount equal to $100,000 or a higher integral multiple of $100,000.

                  (b) The Borrowers shall give notice to the Agent of requested Advances not later than l0:30 a.m., Minneapolis, Minnesota time, on a Business Day which, in the case of a Floating Rate Advance, is the proposed date of such Advances or, in the case of a Eurodollar Advance, is at least two (2) Business Days prior to the proposed date of such Advances. Each such notice shall be effective upon receipt by the Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrowers if so requested by the Agent (in the form of Exhibit C), and shall specify whether the requested Advances shall be Floating Rate Advance or Eurodollar Advances, and in the case of Eurodollar Advances shall specify the Interest Period to be applicable thereto. Promptly upon receipt of such notice the Agent shall advise each Bank of the proposed Advances.

                  (c) At or before 2:00 p.m., Minneapolis, Minnesota time, on the date of the requested Advances, each Bank shall provide the Agent at the principal office of the Agent in Minneapolis, Minnesota with immediately available funds covering such Bank's Percentage of such Advances. Subject to satisfaction of the conditions precedent set forth in Article III with respect to such Advances, the Agent shall pay over such funds to the Borrowers prior to the close of business on the date of the requested Advances.

         Section 2.3. Converting Floating Rate Advances to Eurodollar Advances. So long as no Default or Event of Default shall exist, the Borrowers may convert all or any part of any outstanding Floating Rate Advances into Eurodollar Advances by giving notice to the Agent of such conversion not later than 10:30 a.m., Minneapolis, Minnesota time, on a Business Day which is at least two (2)

Business Days prior to the date of the requested conversion. Each such notice shall be irrevocable, shall be effective upon receipt by the Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrowers if so requested by the Agent (in the form of Exhibit D), shall specify the date and amount of such conversion, the total amount of the Advances to be so converted and the Interest Period therefor. Each such conversion shall be on a Business Day, and the aggregate amount of each such conversion shall be in an amount equal to $100,000 or a higher integral multiple of $100,000.

         Section 2.4. Procedures at End of an Interest Period. Unless the Borrowers request a new Eurodollar Advance or pays the Eurodollar Advances in full at the expiration of an Interest Period, each Eurodollar Advance shall automatically be converted into a Floating Rate Advance on the last day of the relevant Interest Period. So long as no Default or Event of Default shall exist, the Borrowers may cause all or any part of the principal amount of any Eurodollar Advance to continue as a new Eurodollar Advance after the end of the then applicable Interest Period by notifying the Agent not later than 10:30 a.m., Minneapolis, Minnesota time, on a Business Day which is at least two (2) Business Days prior to the first day of the new Interest Period. Each such notice shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrowers if so requested by the Agent (in the form of Exhibit E), shall be irrevocable, effective when received by the Agent, and shall specify the first day of the applicable Interest Period, the amount of the Advance to be continued and the Interest Period therefor. Each new Interest Period shall begin on a Business Day and the amount of each new Eurodollar Advance shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

         Section 2.5. Setting and Notice of Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent in accordance with this Agreement on the second Business Day prior to the beginning of such Interest Period. Each such determination of the applicable Eurodollar Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.

         Section 2.6. Interest on Advances. The Borrowers hereby agree to pay interest on the unpaid principal amount of the Advances for the period commencing on the date of this Agreement until the unpaid principal amount thereof is paid in full, in accordance with the following:

                  (a) Floating Rate Advances. Subject to subsection (c) below, while any portion of the principal balance of the Advances constitutes a Floating Rate Advance, such portion shall bear interest at an annual rate at all times equal to the Floating Rate.

                  (b) Eurodollar Advances. Subject to subsection (c) below, while any portion of the principal balance of the Advances constitutes a Eurodollar Advance, such portion shall bear interest for the applicable Interest Period at an annual rate equal to the Eurodollar Rate established with respect such Eurodollar Advance.

                  (c) Default Rate. From and after the occurrence of an Event of Default, upon notice by the Agent to the Borrowers and continuing thereafter until such Event of Default shall be remedied, the outstanding principal balance of the Note shall bear interest, until paid in full, at a rate equal to higher of (i) the interest rate otherwise in effect with respect to such outstanding principal plus two percent (2.00%) per annum, or (ii) the Floating Rate plus two percent

         (2.00%) per annum. In addition, all fees, indemnification obligations and other Obligations not paid when due hereunder shall bear interest, until paid in full, at a rate equal to the Floating Rate plus two percent (2.00%) per annum.

                  (d) Interest Due Dates. Accrued interest on each Eurodollar Advance shall be payable on the last day of the Interest Period relating to such Eurodollar Advance; provided, however, that if any Interest Period is longer than ninety (90) days, interest shall be payable in arrears ninety (90) days after the first day of such Interest Period and on the last day of the Interest Period. Accrued interest on each Floating Rate Advance shall be payable in arrears on the last day of each calendar month and at maturity or conversion of such Floating Rate Advance to a Eurodollar Advance.

         Section 2.7. Fees. The Borrowers hereby agree to pay fees to the Banks, commencing on the date hereof and continuing until all Obligations are paid in full, in accordance with the following:

                  (a) Agent's Fee. The Borrowers agree to pay to the Agent, for its own account, the fees set forth in the Agent's Fee Letter.

                  (b) Commitment Fee. The Borrowers agree to pay to the Agent for the account of the Banks in accordance with their Percentages a commitment fee in an amount equal to (i) 0.375% per annum multiplied by
         (ii) the daily average amount by which the Commitment Amount exceeds the principal amount of the outstanding Advances plus the face amount of the Letters of Credit, from the date of this Agreement to and including the Commitment Termination Date, payable quarterly in arrears on the last day of each April, July, October and January commencing the first such day after the date of this Agreement. Any such fee remaining unpaid on the Commitment Termination Date shall be due and payable on such date.

                  (c) Audit Fees. The Borrowers agree to pay to the Agent or any Bank, on written demand, reasonable fees charged by the Agent or such Bank in connection with any audits or inspections by the Agent or such Bank (or by the employees, agents, consultants or auditors of the Agent or such Bank) of any Collateral or the operations or businesses of the Borrowers and their Subsidiaries, together with actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

         Section 2.8. Computation of Interest and Fees. Interest accruing on the Notes and all fees described in Section 2.7 shall be computed on the basis of actual number of days elapsed in a year of three hundred sixty (360) days.

         Section 2.9. Notes. All Advances made by the Banks hereunder shall be evidenced by the Notes. All principal of and accrued unpaid interest on the Note shall be payable on the Maturity Date or earlier in accordance with Section 7.2.

         Section 2.10 Clean-Up Period. The outstanding principal balance of the Advances shall be $0 for not less than thirty (30) consecutive days during each fiscal year of the Borrowers.

         Section 2.11. Use of Proceeds. The proceeds of the Advances shall be used by the Borrowers solely for their working capital and general corporate purposes.

         Section 2.12. Voluntary Reduction or Termination of the Commitments; Voluntary Prepayments; Mandatory Repayment of Excess Advances.

                  (a) Reduction or Termination of Revolving Commitments. The Borrowers, from time to time upon not less than five (5) Business Days' prior written notice to the Agent, may permanently reduce the Commitment Amount; provided, however, that no such reduction shall reduce the Commitment Amount to an amount less than the principal amount of the outstanding Advances plus the Letter of Credit Obligations. Any such voluntary reduction shall be pro rata as to all Commitments according to each Bank's Percentage and shall be in an aggregate amount equal to $100,000 or a higher integral multiple of $50,000. The Borrowers at any time prior to the Commitment Termination Date may terminate the Commitments by (i) providing to the Agent not less than five (5) Business Days prior written notice of its intention to so terminate the Commitments and (ii) making payment in full of all principal and interest on the Notes. The Commitments may not be terminated if Letters of Credit remain outstanding.

                  (b) Prepayments. The Borrowers from time to time may voluntarily prepay the Notes in whole or in part. In the event of any voluntary prepayment hereunder (i) any prepayment shall be applied against outstanding Advances of each Bank pro rata according to each Bank's Percentage, (ii) each prepayment of the Notes shall be made to the Agent not later than 12:00 Noon, Minneapolis, Minnesota time, on a Business Day, and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day,
         (iii) each partial prepayment of Eurodollar Advances shall be accompanied by accrued interest on such partial prepayment through the date of prepayment and additional compensation calculated in accordance with Section 2.14, (iv) each partial prepayment of an Advance shall be in an aggregate amount equal to the applicable minimum amounts and increments for Advances (applied to the different types of Advances) specified in Section 2.2(a) and, after application of any such prepayment, shall not result in an Advance remaining outstanding in an amount less than such minimum amounts, unless the aggregate outstanding balance of all Advances is less than such minimum amounts, in which event any such prepayment may be in such lesser amount.

                  (c) Mandatory Repayment of Excess Advances. The Banks shall have no obligation to make any Advance if, in doing so, the Principal amount of the outstanding Advances plus the Letter of Credit Obligations would exceed the Maximum Available Borrowings. If, at any time, the Principal amount of the outstanding Advances plus the Letter of Credit Obligations exceeds the Maximum Available Borrowings, the Borrowers shall within five (5) days after written demand by the Agent pay such excess to the Agent for application to the Advances, or if all Advances are repaid, to hold as collateral for the Letters of Credit subject to the terms of Section 7.3.

         Section 2.13. Payments.

                  (a) Making of Payments. All payments of interest and principal of the Advances and commissions on the Letters of Credit shall be made to the Agent for the account of the Banks pro rata according to their respective Percentages. All payments to the Agent shall be made to the

         Agent at its office in Minneapolis, Minnesota, not later than 12:00 Noon, Minneapolis, Minnesota time, on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall remit to each Bank in immediately available funds on the same Business Day as received by the Agent its share of all such payments received by the Agent for the account of such Bank. All payments under Section 2.14 or 2.15 shall be made by the Borrowers directly to the Bank entitled thereto.

                  (b) Effect of Payments. Each payment by the Borrowers to the Agent for the account of any Bank pursuant to Section 2.13(a) shall be deemed to constitute payment by the Borrowers directly to such Bank, provided, however, that in the event any such payment by the Borrowers to the Agent is required to be returned to the Borrowers for any reason whatsoever, then the Borrowers' obligation to such Bank with respect to such payment shall be deemed to be automatically reinstated.

                  (c) Distributions by Agent. Unless the Agent shall have been notified by a Bank or the Borrowers prior to the date on which such Bank or the Borrowers are scheduled to make payment to the Agent of (in the case of a Bank) the proceeds of an Advance to be made by it hereunder or (in the case of the Borrowers) a payment to the Agent for the account of one or more of the Banks hereunder (such payment by a Bank or the Borrowers (as the case may be) being herein called a "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the-intended recipient(s) on such date and, if such Bank or the Borrowers (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon for each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate (i) equal to the Federal Funds Rate for such day, in the case of a Required Payment owing by a Bank, or (ii) equal to the applicable rate of interest as provided in this Agreement, in the case of a Required Payment owing by the Borrowers.

                  (d) Setoff. The Borrowers agree that each Bank, subject to such Bank's sharing obligations set forth in Section 8.6, shall have all rights of setoff and bankers' lien provided by applicable law, and in addition thereto, the Borrowers agree that if at any time any Obligation is due and owing by the Borrowers under this Agreement or the other Loan Documents to any Bank at a time when an Event of Default has occurred and is continuing hereunder, any Bank may apply any and all balances, credits, and deposits, accounts or moneys of any Borrower then or thereafter in the possession of such Bank (excluding, however, any trust or escrow accounts held by such Borrower for the benefit of any third party) to the payment thereof.

                  (e) Due Date Extension. If any payment of principal of or interest on any Floating Rate Advances or any fees payable hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and (in the case of principal) additional interest shall accrue and be payable for the period of such extension.

         Section 2.14. Funding Losses. The Borrowers hereby agree that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrowers will indemnify such Bank against any loss or expense which such Bank may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain Eurodollar Advances) or which such Bank may be deemed to have sustained or incurred, as reasonably determined by such Bank, (i) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with any Eurodollar Advances, (ii) due to any failure of the Borrowers to borrow or convert any Eurodollar Advances on a date specified therefor in a notice thereof or (iii) due to any payment or prepayment of any Eurodollar Advance on a date other than the last day of the applicable Interest Period for such Eurodollar Advance. For this purpose, all notices under Section 2.2, 2.3 and 2.4 shall be deemed to be irrevocable.

         Section 2.15 Increased Costs. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

                  (a) any tax, duty or other charge with respect to any Advance, the Notes or the Commitments is imposed, modified or deemed applicable, or the basis of taxation of payments to any Bank of interest or principal of the Advances or of the Commitment Fees (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed;

                  (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank is imposed, modified or deemed applicable;

                  (c) any increase in the amount of capital required or expected to be maintained by any Bank or any Person controlling such Bank is imposed, modified or deemed applicable; or

                  (d) any other condition affecting this Agreement or the Commitments is imposed on any Bank or the relevant funding markets;

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining the Advances, issuing or participating in the Letters of Credit or extending its Commitment is increased, or the amount of any sum receivable by such Bank or the economic return to such Bank hereunder or under the Notes in respect of any Advance is reduced;

then, the Borrowers shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that such Bank have not been compensated for such additional cost or reduction in the calculation of the Eurodollar Rate). Determinations by each Bank for purposes of this Section 2.15 of the additional amounts required to compensate such Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Banks may use any reasonable averaging, attribution and allocation methods.

         Section 2.16 Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If the Agent determines, or the Required Banks determine and so notify the Agent (which determination shall be conclusive and binding on the parties hereto) that:

         (a) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Advance are not available in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate for such Interest Period;

         (b) the Eurodollar Rate will not adequately and fairly reflect the cost to the Banks of making or funding the Eurodollar Advance for a relevant Interest Period; or

         (c) the making or funding of Eurodollar Advances has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Agent, materially and adversely affects such Advances or any Bank's Commitment or the relevant market;

the Agent shall promptly give notice of such determination to the Borrowers, and
(i) any notice of a new Eurodollar Advance previously given by the Borrowers and not yet borrowed or converted shall be deemed to be a notice to make a Floating Rate Advance, and (ii) the Borrowers shall be obligated to either prepay in full any outstanding Eurodollar Advances, without premium or penalty on the last day of the current Interest Period with respect thereto or convert any such Eurodollar Advance to a Floating Rate Advance on such last day.

         Section 2.17 Changes in Law Rendering Eurodollar Advances Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for any Bank to make or fund any Eurodollar Advance, the obligation of such Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any Eurodollar Advance previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Agent and the Borrowers thereof in writing, and the Borrowers shall, at the time notified by such Bank, either convert each such unlawful Advance to a Floating Rate Advance or repay such Advance in full, together with accrued interest thereon, subject to the provisions of Section 2.14.

         Section 2.18 Discretion of the Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Advances in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Banks had actually funded and maintained each Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Interbank Rate for such Interest Period (whether or not any Bank shall have granted any participations in such Advances).

         Section 2.19 Authorized Representatives. The Borrowers shall act hereunder through the Authorized Representatives designated from time to time and all notices and requests to be given and received by the Borrowers, including requests for Loans and designation of amounts of Advances and Interest Periods, shall be given by and directed to such Authorized Representatives.

         Section 2.20 Joint and Several Obligations. The Borrowers each agree that all of the Obligations are joint and several and the primary obligations of each of them, enforceable against each Borrower separately or all Borrowers together notwithstanding of any right or power of any party to assert any claim or defense as to the invalidity or unenforceability of any such obligations. Each Borrower hereby waives any defense it may claim as a guarantor, surety or accommodation party. The Agent and the Banks may, from time to time, without notice to any of the Borrowers, (a) obtain or release any security interest in any property to secure any of the Obligations; (b) obtain or release the primary or secondary liability of any party or parties with respect to any of the Obligations (including without limitation the liability of any other Borrower);
(c) extend or renew for any period, alter or exchange any of the Obligations or release or compromise any obligation of any nature of any obligor with respect to any of the Obligations; or (d) resort to any Borrower for payment of any of the Obligations whether or not the Agent and the Banks shall have resorted to any property securing the Obligations or to any other Borrower or any other party primarily or secondarily liable with respect to the Obligations.

                                   ARTICLE IIA

                                LETTERS OF CREDIT

         Section 2A.1. Letters of Credit Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Obligations shall never exceed the lesser of (i) $500,000 or (ii) the Commitments, and that the sum of Letter of Credit Obligations plus Advances shall never exceed the aggregate Commitments of all Banks, the Borrowers may, in addition to Advances, request that the Agent issue letters of credit for the account of any Borrower, by making such request to the Agent (such letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the `Letters of Credit'). The Agent may, at its discretion, elect to issue or decline to issue any requested Letter of Credit. Upon the date of the issuance of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed without further action by any party hereto, to have purchased from the Agent, a participation, in its Percentage, in such Letter of Credit and the related Letter of Credit Obligations.

         Section 2A.2. Purchase Unconditional. Each Bank's purchase of a participating interest in a Letter of Credit pursuant to Section 2A.7(a) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or any Borrower may have against the Agent, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions precedent in Article VI; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Advance Document by any Borrower or any Bank; (iv) the expiry date of any Letter of Credit occurring after such Bank's Commitment has terminated or (vi) any other circumstance, happening or event whatsoever, whether or not similar or any of the foregoing.

         Section 2A.3. Additional Provisions. The following additional provisions shall apply to each Letter of Credit:

         (a) Upon receipt of any request for a Letter of Credit, the Agent shall notify each Bank of the contents of such request and of such Bank's Percentage of the amount of such proposed Letter of Credit.

         (b) No Letter of Credit may be issued if after giving effect thereto the Letter of Credit Obligations shall exceed $500,000 or if the sum of
         (A) the aggregate outstanding principal amount of Advances plus (B) the aggregate Letter of Credit Obligations would exceed the aggregate Commitments of all Banks.

         (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, Agent shall promptly notify the Borrowers and each Bank as to the amount to be paid as a result of such demand and the payment date. If at any time the Agent shall have made a payment to a beneficiary of such Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Letter of Credit, each Bank will pay to Agent immediately upon demand by the Agent at any time during the period commencing after such payment until reimbursement thereof in full by the Borrowers, an amount equal to such Bank's Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 2:00 a.m. Minneapolis time on such date, from the next succeeding Business
         Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period.

         (d) The Borrowers shall be jointly and severally irrevocably and unconditionally obligated forthwith to reimburse the Agent for any amount paid by the Agent upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in Article III hereof and to the available Commitment (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Obligation), be made by the borrowing of Advances. The Agent will pay to each Bank such Bank's Percentage of all amounts received from the Borrowers for application in payment, in whole or in part, of a Letter of Credit Obligation, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to Section 2A.3(c) above.

         (e) The Borrowers' joint and several obligation to reimburse the Agent for any amount paid by the Agent upon any drawing under any Letter of Credit shall be performed strictly in accordance with the terms of this Agreement and the applicable Letter of Credit Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein,
         (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Agent under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2A.3(e), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. Neither the Agent nor the Bank shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Agent; provided that the foregoing shall not be construed to excuse the Agent from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Agent's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Agent (as finally determined by a court of competent jurisdiction), the Agent shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto expressly agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of the Letter of Credit, the Agreement may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (f) The Borrowers will pay to Agent for the account of each Bank in accordance with its Percentage letter of credit fee with respect to each Letter of Credit equal to an amount, calculated on the basis of face amount of each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof at a per annum rate equal to the then-applicable Applicable Margin, such fee to be due and payable in advance on the date of the issuance thereof. The Agent will pay to each Bank, promptly after receiving any payment in respect of letter of credit fee referred to in this Section 2A.3(f), an amount equal to the product of such Bank's Percentage times the amount of such fees. The Borrowers shall also pay to Agent at the Principal Office for the account of the Agent an issuance fee of 0.125% of the face amount of the applicable Letter of Credit, and shall pay to the Agent fees for services in connection with the Letters of Credit in accordance with the Agent's fee schedule as in effect from time to time. All fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

         (g) The issuance by the Agent of each Letter of Credit shall, in addition to the discretionary nature of this facility, be subject to the conditions precedent that the Borrowers shall have executed and delivered such applications and other instruments and agreements relating to such Letter of Credit as the Agent shall have reasonably requested and are not inconsistent with the terms of this Agreement (the "Letter of Credit Agreements"). In the event that any Letter of Credit Agreement is signed by one Borrower, it shall be, nevertheless, deemed the joint and several obligation of all Borrowers hereunder. In the event of a conflict between the terms of this Agreement and the terms of any Letter of Credit Agreement (including the charging of any fees other than normal and customary reimbursable expenses), the terms hereof shall control.

         (h) If any Letters of Credit remain outstanding after the Commitment Termination Date, the Borrower shall deliver cash collateral in the amount of the Letter of Credit Obligations in respect of such Letters of Credit, to be held as provided in Section 7.3.

         Section 2A.4 Indemnification; Release. Borrower hereby indemnifies and holds harmless the Agent and each Bank from and against any and all claims and damages, losses, liabilities, costs or expenses which the Agent or such Bank may incur (or which may be claimed against the Agent or such Bank by any Person whatsoever), regardless of whether caused in whole or in part by the negligence of any of the indemnified parties, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or
(ii) by the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law.

                                   ARTICLE III

                              CONDITIONS OF LENDING

         Section 3.1. Conditions Precedent to the Initial Advance. The obligation of the Banks to fund the initial Advances is subject to the condition precedent that the Agent shall have received the following, each in form and substance satisfactory to the Agent:

                  (a) The Notes, properly executed on behalf of the Borrowers.

                  (b) The Security Agreements, properly executed on behalf of the Borrowers.

                  (c) Financing statements sufficient when filed to perfect the security interests granted under the Security Agreements, to the extent such security interests are capable of being perfected by filing.

                  (d) Delivery of certificates for all stock constituting collateral under the Security Agreements, together with stock powers in blank.

                  (e) A true and correct copy of the lease between Liberty Property Limited Partnership, a Pennsylvania limited partnership ("Liberty"), as landlord, and PLI, as tenant, pursuant to which PLI is leasing the facilities in which it operates in Bloomington, Minnesota, together with an agreement in which Liberty disclaims any interest in the Collateral and grants the Agent and the Banks certain rights, properly executed by Liberty provided, however, that this condition shall be deemed satisfied if PLI shall, promptly after closing, request such an agreement from Liberty and shall thereafter use reasonable efforts to obtain such an agreement (unless or until Liberty shall decline to execute such agreement).

                  (f) Current searches of appropriate filing offices showing that no state or federal tax liens have been filed and remain in effect against any Borrower or any Subsidiary (including, without limitation, against any of the past names of any Borrower or any Subsidiary), and that no financing statements or other notifications or filings have been filed and remain in effect against any Borrower or any Subsidiary, other than those for which the Agent has received an appropriate release, termination or satisfaction or those permitted in accordance with Section 6.1.

                  (g) A certified copy of the resolutions of the board of directors of each Borrower evidencing approval of all Loan Documents to which such Borrower is a party and the other matters contemplated hereby.

                  (h) Copies of the Articles of Incorporation and Bylaws of each Borrower, certified by the Secretary or Assistant Secretary of the Borrower as being true and correct copies thereof.

                  (i) A certificate of good standing of each Borrower, dated not more than thirty (30) days prior to the date hereof, and evidence satisfactory to the Agent that each Borrower is qualified to conduct its business in each state where it presently conducts such business if failure to obtain any such qualification or licensing would have a Material Adverse Effect.

                  (j) A signed copy of a certificate of the Secretary or an Assistant Secretary of each Borrower which shall certify the names of the officers of each Borrower authorized to sign the Loan Documents and the other documents or certificates to be delivered pursuant to this Agreement, and to act as Authorized Representatives of the Borrowers, together with the true signatures of such officers. The Agent and each Bank may conclusively rely on such certificates until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Borrowers canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (k) Certificates of the insurance required under the Security Agreements, naming the Agent, as collateral agent for all Banks, as loss payee thereunder, together with an acceptable lender's loss payable endorsement, provided, that if the Borrowers are not able to obtain such loss payable endorsements as of the closing of this Agreement, they may deliver them to the Agent within 90 days after such closing.

                  (l) Audited financial statements acceptable to the Banks for the period ended October 31, 2000 and unaudited financial statements for the period ended July 31, 2001.

                  (m) A signed copy of an opinion of counsel for the Borrowers, addressed to the Banks.

                  (n) Payment of all fees and expenses then due and payable pursuant to Sections 2.7 and 9.4 hereof.

                  (o) Such other items as the Agent or the Required Banks shall reasonably require.

         Section 3.2. Conditions Precedent to All Advances. The obligation of the Banks to make each Advance shall be subject to the further conditions precedent that on such date:

                  (a) the representations and warranties contained in Article IV hereof are correct in all material respects on and as of the date of such Advance as though made on and as of such date; and

                  (b) no event has occurred and is continuing, or would result from such Advance, which constitutes a Default or an Event of Default.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrowers represent and warrant to the Banks as follows:

         Section 4.1. Corporate Existence and Power: Name: Chief Executive Office. Each Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary and where failure to obtain such licensing or qualification would have a Material Adverse Effect. Each Borrower and each Subsidiary has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. Within the last twelve (12) months, the Borrowers and Subsidiaries has done business solely under the names set forth in Schedule 4.1 hereto. The chief executive office and principal place of business of the Borrowers and Subsidiaries is located at the address set forth in Schedule 4.l hereto, and all of the Borrowers' records relating to their respective businesses are kept at that location.

         Section 4.2. Authorization for Borrowings: No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrowers and Subsidiaries of the Loan Documents to which it is a party, and the Advances from time to time obtained hereunder, have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval which has not been obtained prior to the date hereof, (b) require any authorization, consent or approval by, or registration, declaration or tiling

(other than filing of financing statements as contemplated hereunder) with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (c) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or any of their Subsidiaries or of the articles of incorporation, bylaws or other organizational documents of the Borrowers or any Subsidiary, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower or any Subsidiary is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrowers or other organizational documents (other than as required hereunder in favor of the Banks).

         Section 4.3. Legal Agreements. Each of the Loan Documents to which any Borrower or Subsidiary is a party constitutes the legal, valid and binding obligations and agreements of such Borrower or such Subsidiary, as applicable, enforceable against such Borrower or such Subsidiary, as applicable, in accordance its terms, except to the extent that enforcement thereof may be limited by an applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity.

         Section 4.4. Subsidiaries. All Subsidiaries of the Borrowers and partnerships and joint ventures to which the Borrowers or any Subsidiary are partners, joint venturers or parties are set forth and described in Schedule 4.4.

         Section 4.5. Financial Condition; No Adverse Change. The Borrowers have heretofore furnished to the Agent audited consolidated financial statements of the Borrowers and their Subsidiaries for its fiscal year ended October 31, 2000, and unaudited financial statements of the Borrowers and their Subsidiaries for the period ended July 31, 2001, and those statements fairly present the financial condition of the Borrowers and their Subsidiaries on the dates thereof and the results of operations and cash flows for the periods then ended (subject to year-end audit adjustments) and were prepared in accordance with GAAP. Since the date of the financial statements described above, there has not occurred any event or circumstance that would have a Material Adverse Effect.

         Section 4.6. Litigation. There are no actions, suits or proceedings pending against the Borrowers or any of their Subsidiaries or the properties of the Borrowers or any of their Subsidiaries before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrowers or any of their Subsidiaries, could reasonably be expected to have a Material Adverse Effect, except as set forth and described in Schedule 4.6.

         Section 4.7. Regulation U. Neither the Borrowers nor any of their Subsidiaries has engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 4.8. Taxes. The Borrowers and each of their Subsidiaries has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. The Borrowers and each of their Subsidiaries has filed all federal, state and local tax returns which to the knowledge of the officers of the Borrowers, are required to be filed, and the Borrowers and each of their Subsidiaries has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except (a) for any such tax, assessment, charge or claim whose amount, applicability or validity is being contested by the Borrowers or any such Subsidiary, as applicable, in good faith and by proper proceedings and for which the Borrowers or any such Subsidiary, as applicable, shall have set aside adequate reserves, and (b) as set forth and described on Schedule 4.8.

         Section 4.9. Titles and Liens. The Borrowers and their Subsidiaries have good and absolute title to all properties and assets reflected in the latest consolidated balance sheet referred to in Section 4.5, free and clear of all mortgages, security interests, liens and encumbrances, except for (a) mortgages, security interests and liens permitted by Section 6.1, and (b) covenants, restrictions, rights, easements and minor irregularities in title which do not (i) materially interfere with the business or operations of the Borrowers and their Subsidiaries as presently conducted and (ii) materially impair the value of the property to which they attach. In addition, no financing statement naming the Borrowers or any of their Subsidiaries as debtor is on file in any office except to perfect only security interests permitted by Section
6.1. Each patent, trademark, copyright and other intellectual property interest in which the Borrowers and/or any of their Subsidiaries has a legal or equitable interest are set forth in Schedule 4.9 attached hereto.

         Section 4.10 Trademarks, Patents. Each of the Borrowers and their Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

         Section 4.11. Plans. Except as set forth and described in Schedule 4.10, neither the Borrowers nor any of any Subsidiaries currently maintains and has not in the past maintained any Plan. Neither the Borrowers nor any of their Subsidiaries has received any notice, nor has it received any knowledge to the effect, that it is not in full compliance in all material respects with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which would reasonably be expected to have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrowers nor any of their Subsidiaries has:

                  (a) any accumulated funding deficiency within the meaning of ERISA; or

                  (b) any liability or know of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which are or which may become payable to participants or beneficiaries of any such Plan).

         Section 4.12. Default. The Borrowers and each of their Subsidiaries are in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound, the breach or default of which could reasonably be expected to have a Material Adverse Effect.

         Section 4.13. Environmental Compliance. The Borrowers and each of their Subsidiaries have obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the facilities of the Borrowers or any of their Subsidiaries or in connection with the operation of such facilities. Except as disclosed in Schedule 4.13, the Borrowers and each of their Subsidiaries and all activities of the Borrowers and each of their Subsidiaries at its respective facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Borrowers or any such Subsidiary with respect thereto. Except as disclosed in Schedule 4.13, the Borrowers and each of their Subsidiaries is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which the Borrowers or such Subsidiary is aware and with respect to which noncompliance would have a Material Adverse Effect. Except as disclosed in Schedule 4.13, the Borrowers are not aware of, nor have the Borrowers received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

         Section 4.14. Submissions to Banks. All financial and other information provided to the Agent or any Bank by or on behalf of the Borrowers and their Subsidiaries in connection with the Borrowers' request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as of the date made as to such projections, valuations and pro forma condition and results.

         Section 4.15. Financial Solvency. Both before and after giving effect to all of the transactions contemplated in the Loan Documents, the Borrowers:

                  (a) are not and will not be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and
         Section 2 of the Uniform Fraudulent Transfer Act;

                  (b) do not have unreasonably small capital and are not engaged or about to engage in businesses or a transactions for which any remaining assets of the Borrowers are unreasonably small;

                  (c) do not, by executing, delivering or performing their obligations under the Loan Documents or by taking any action with respect thereto, intend to, nor believe that they will, incur debts beyond their ability to pay them as they mature;

                  (d) do not, by executing, delivering or performing its obligations under the Loan Documents or by taking any action with respect thereto, intend to hinder, delay or defraud either their present or future creditors; and

                  (e) do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction or country, and, to the best knowledge of the Borrowers, are not the subject of any bankruptcy or insolvency proceedings or similar proceedings under any law of any jurisdiction or country threatened or pending against the Borrowers.

         Section 4.16 Investment Company Act. No Borrower and no Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.17 Public Utility Holding Company Act. No Borrower and no Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                    ARTICLE V

                     Affirmative Covenants of the Borrowers

         So long as the Note or any other Obligations shall remain unpaid or any Commitment shall be outstanding, unless the Required Banks shall otherwise expressly consent in writing the Borrowers shall do, and shall cause each Subsidiaries (except in the instance of Section 5.1) to do, all of the following:

         Section 5.1. Reporting Requirements. Deliver, or cause to be delivered, to each Bank each of the following, which shall be in form and detail reasonably acceptable to the Agent:

                  (a) as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, audited annual financial statements of PLI and its Subsidiaries (which shall include all of the other Borrowers) with the unqualified opinion of independent certified public accountants selected by PLI and acceptable to the Agent, which annual financial statements shall include the balance sheets of PLI and its Subsidiaries as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of PLI and its Subsidiaries for the fiscal year then ended, prepared on a consolidated and consolidating basis, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of the chief financial officer of PLI, substantially in the form of Exhibit F, stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) as soon as available and in any event within forty-five
         (45) days after the end of each fiscal quarter of PLI, an unaudited internal balance sheet and statement of income, cash flow and retained earnings of PLI and its Subsidiaries as at the end of and for such month and for the year-to-date period then ended, prepared on a consolidated and consolidating basis, in reasonable detail and the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP hereof, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of PLI, substantially in the form of Exhibit G, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to (A) the Cash Flow Leverage Ratio for purposes of establishing the Applicable Margin and (B) whether or not the Borrowers are in compliance with the requirements set forth in Sections 5.8 through 5.12 and 6.12;

                  (c) not later than thirty (30) days after the beginning of each fiscal year and fiscal quarter of the Borrowers, the projected balance sheets, income statements, Capital Expenditures budget, and cash flow statements for PLI and its Subsidiaries, each in reasonable detail, representing the good faith projections of the Borrowers, and certified by PLI's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrowers for internal planning purposes, together with such supporting schedules and information as the Agent from time to time may reasonably request;

                  (d) not later than thirty (30) days after the end of each month, a Borrowing Base Certificate as of the end of such month, certified by the Borrowers' chief financial officer or other appropriate officer of the Borrowers.

                  (e) immediately after the commencement thereof, notice in writing of all uninsured litigation and of all proceedings before any governmental or regulatory agency affecting the Borrowers or any of their Subsidiaries of the type described in Section 4.6 or which (i) seek a monetary recovery against the Borrowers or any of their Subsidiaries in excess of $500,000; or (ii) if determined adversely to the Borrowers or any of their Subsidiaries, could reasonably be expected to have a Material Adverse Effect;

                  (f) as promptly as practicable (but in any event not later than five (5) Business Days) after an officer of any Borrower obtains knowledge of the occurrence of a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower setting forth the steps being taken by the Borrower to cure the effect of such Default or Event of Default;

                  (g) as soon as possible and in any event within thirty (30) days after any Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                  (h) as soon as possible, and in any event within ten (10) days after any Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the chief financial officer of the Borrower setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                  (i) promptly upon obtaining knowledge thereof, notice of the violation by any Borrower or any of their Subsidiaries of any law, rule or regulation, the noncompliance with which could reasonably be expected to have a Material Adverse Effect;

                  (j) Immediately upon becoming aware of the occurrence thereof, notice of any violation of any Environmental Law or of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or adversely effect any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by any Borrower or any Subsidiary which are material to the operations of such Borrower or such Subsidiary, or (ii) which will or threatens to impose a material liability on such Borrower or such Subsidiary to any Person or which will require a material expenditure by such Borrowers or such Subsidiary to cure any alleged problem or violation.

                  (k) promptly upon their distribution, copies of all financial statements, reports, proxy statements and other communications which PLI shall have sent to its stockholders;

                  (l) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which PLI shall file with the Securities and Exchange Commission or any national securities exchange;

                  (m) such other information respecting the financial conditions and results of operation of the Borrowers or any Subsidiaries as the Agent or the Required Banks may from time to time reasonably request.

         Section 5.2. Books and Records: Inspection and Examination. Keep accurate books of record and account for itself pertaining to its business and financial condition and such other matters as the Agent may from time to time request in which true and complete entries will be made in accordance with GAAP consistently applied and, upon request of and reasonable notice by the Agent, will permit any officer, employee, attorney or accountant for the Agent to audit, review, make extracts from or copy any and all of its corporate and financial books and records at all reasonable times during ordinary business hours and to discuss its affairs with any of its directors, officers, employees or agents. The Borrowers will, and will cause each of their Subsidiaries to, permit the Agent or its employees, accountants, attorneys or agents, to examine and inspect any of its property (including, without limitation, the Collateral) at any time during ordinary business hours.

         Section 5.3. Compliance with Laws. Comply with the requirements of applicable laws and regulations, the noncompliance with which would have a Material Adverse Effect, and use and keep its assets, and will require that others use and keep its assets, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance, the noncompliance with which, could reasonably be expected to have a Material Adverse Effect.

         Section 5.4. Payment of Taxes and Other Claims. Pay or discharge, when due (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any of its properties; provided, the Borrowers and their Subsidiaries shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrowers or such Subsidiary, as applicable, has set aside adequate reserves in accordance with GAAP.

         Section 5.5. Maintenance of Properties. Keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted). The Borrowers and/or their Subsidiaries will at all times own or hold a valid, irrevocable and exclusive license to use all patents, trademarks, copyrights and other intellectual property interests which are utilized in the operations of the Borrowers and/or their Subsidiaries or which are being developed by or on behalf of the Borrowers and/or their Subsidiaries for use in the operations of the Borrowers and/or their Subsidiaries, including without limitation those set forth on Schedule 4.9 attached hereto, and the Borrowers and/or their Subsidiaries will have the full and exclusive right to control and manage all such intellectual property interests. The Borrowers will, and will cause each of their Subsidiaries to, protect, defend and maintain all such intellectual property interests, including without limitation prosecution of all patent, trademark and copyright applications and timely payment of all necessary maintenance and other fees. Upon request of the Agent, the Borrowers will, or will cause each of their Subsidiaries to, execute and deliver to the Agent all such security agreements, financing statements and other documents required by the Agent related to patents, trademarks, copyrights and other intellectual property interests of the Borrowers and/or their Subsidiaries.

         Section 5.6. Insurance. Obtain and at all times maintain, insurance with insurers believed by it to be responsible and reputable in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which it operates. Without limiting the foregoing, at all times the Borrowers shall, and shall cause each of their Subsidiaries to, keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as the Agent may reasonably request, with lender's loss payable clauses or endorsements in favor of the Agent as collateral agent on behalf of the Banks, in form reasonably acceptable to the Agent and, upon request of the Agent, deliver policies or certificates of such insurance to the Agent.

         Section 5.7. Preservation of Corporate Existence. Subject to Section
6.7 in the instance of the Subsidiaries, preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

         Section 5.8 New Subsidiaries. In the event that any Subsidiary is formed or acquired after the date of this Agreement, cause such Subsidiary to execute and deliver a joinder agreement to become a Borrower hereunder, a Security Agreement and related financings statements, lien searches, and approval and related documents in the nature of those referred to in Section 3.1(f), (g), (h), (i), (j) and (k) for such new Subsidiary.

                                   ARTICLE VI

                               Negative Covenants

         So long as the Note or any other Obligations shall remain unpaid or any Commitment shall be outstanding, unless the Required Banks shall otherwise expressly consent in writing the Borrowers shall not, and shall not permit any Subsidiary to, do any of the following:

         Section 6.1. Liens. Incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any assets of the Borrowers or any of their Subsidiaries, now owned or hereafter acquired, to secure any Debt; excluding from the operation of the foregoing:

                  (a) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in
         Schedule 6.1;

                  (b) liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 5.4 and any extension, renewal or replacement thereof (so long as such Debt is not increased above the amount outstanding as of the date of any such extension, renewal or replacement);

                  (c) materialmen's, merchants', carriers', worker's, repairer's, or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 5.4;

                  (d) pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                  (e) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Borrowers or their Subsidiaries or the value of such property for the purpose of such business;

                  (f) liens and security interests granted to the Banks pursuant to any of the Loan Documents; and

                  (g) purchase money mortgages, liens or security interests, including conditional sale agreements or other title retention agreements and leases which are in the nature of title retention agreements, upon or in property acquired after the date of this Agreement by the Borrowers or their Subsidiaries, or mortgages, liens or security interests existing in such property at the time of the acquisition thereof, provided that:

                           (i) no such mortgage, lien or security interest
                  extends or shall extend to or cover any property of the Borrowers or any of their Subsidiaries other than the property then being acquired;

                           (ii) the aggregate principal amount of the
                  indebtedness secured by any such mortgage, lien or security interest shall not exceed the cost of such property so acquired in connection therewith; and

                           (iii) the aggregate principal amount of the
                  indebtedness secured by all of such mortgages, liens or security interests shall not exceed $1,000,000 at any time.

         Section 6.2. Debt. Incur, create, assume, permit or suffer to exist, any Debt, except:

                  (a) Obligations arising hereunder;

                  (b) Debt in existence on the date hereof and listed in
         Schedule 6.2;

                  (c) Capitalized Lease Liabilities and Debt of the Borrowers or their Subsidiaries secured by security interests permitted by Section 6.1(g) incurred after the date of this Agreement;

                  (d) Current liabilities, other than for borrowed money, incurred in the ordinary course of business; and

                  (e) Debt consisting of endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

                  (f) other Debt, the outstanding principal balance of which shall not at any time exceed $1,000,000 in the aggregate.

          Section 6.3. Contingent Liabilities and Unconditional Purchase Obligations. Do any of the following: (a) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, (b) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person, or (c) enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         Section 6.4. Investments. Purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or create or acquire any Subsidiary or make any investment or acquire any interest whatsoever in, any other Person, except:

                  (a) investments in (i) direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America having a maturity of eighteen (18) months or less, (ii) bonds issued by states, state agencies or municipalities which are rated "A-" or better by Standard & Poors Corporation or "A3" or better by Moody's Investors Service, (iii) bonds issued by states, state agencies or municipalities which are rated below "A-" by Standard & Poors Corporation or below "A3" by Moody's Investors Service or which are unrated; provided, however, that investments under this Section 6.4(a)(iii) will not at any time exceed five percent (5%) of the Borrowers' Net Worth, (iv) commercial paper issued by a U.S. corporation rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service, (v) money market mutual funds whose underlying assets are exclusively investments which would otherwise be permitted investments under this Section 6.4(a), or (vi) repurchase agreements, certificates of deposit or bankers' acceptances having a maturity of eighteen (18) months or less issued by members of the Federal Reserve System having deposits in excess of $500,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                  (b) advances or loans to officers and employees of the Borrowers or their Subsidiaries not exceeding at any one time an aggregate of (i) $1,500,000 in the aggregate for all such advances and loans, or (ii) $100,000 for all such advances and loans to any one officer or employee;

                  (c) advances in the form of progress payments, prepaid rent or security deposits; and

                  (d) Permitted Acquisitions, made in accordance with the terms and limitations of the definition thereof.

         Section 6.5. Restricted Payments. Either: (a) purchase or redeem or otherwise acquire for value any shares of the Borrowers' or any Subsidiary's stock, declare or pay any dividends thereon (other than stock dividends and dividends payable solely to the Borrowers), make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of the Borrowers' or any Subsidiary's stock or set aside any funds for any such purpose (other than payment to, or on account of or for the benefit of, the Borrowers only), provided, however, that PLI may make Permitted Redemptions, made in accordance with the terms and limitations of the definition thereof; or (b) directly or indirectly make any payment on, or redeem, repurchase, defease, or make any sinking fund payment on account of, or any other provision for, or otherwise pay, acquire or retire for value, any Debt of the Borrowers or any Subsidiary that is subordinated in right of payment to the Loans (whether pursuant to its terms or by operation of law), except for regularly-scheduled payments of interest and principal (which shall not include payments contingently required upon occurrence of a change of control or other event) that are not otherwise prohibited hereunder or under the document or agreement stating the terms of such subordination.

         Section 6.6 Other Agreements. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Agent and the Banks which would: (a) prohibit the Borrowers or such Subsidiary from granting, or otherwise limit the ability of the Borrowers or such Subsidiary to grant, to the Banks any Lien on any assets or properties of the Borrowers or such Subsidiary; or (b) be violated or breached by the Borrowers' or any Subsidiary's performance of its obligations under the Loan Documents.

         Section 6.7. Sale or Transfer of Assets; Suspension of Business Operations. Sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person, other than the sale of inventory in the ordinary course of business, and will not liquidate, dissolve or suspend its business operations.

         Section 6.8. Consolidation and Merger: Asset Acquisitions. Consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person, except for:

                  (a) the merger of any Subsidiary of the Borrowers into a Borrower (provided such Borrower survives as the sole remaining entity) or the merger of any Borrower into any other Borrower (provided that if PLI is a party, it survives as the sole remaining entity); and

                  (b) the merger of any entity acquired in a Permitted Acquisition with any Subsidiary or with any Borrower.

         Section 6.9. Sale and Leaseback. Enter into any arrangement, directly or indirectly, with any other Person whereby the Borrowers or any Subsidiary shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrowers or any Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         Section 6.10. Restrictions on Nature of Business. Engage in any line of business materially different from that in which it is presently engaged and will not purchase, lease or otherwise acquire assets not related to its business.

         Section 6.11. Accounting. Adopt any material change in accounting principles, other than as required by GAAP, and will not adopt, permit or consent to any change in its fiscal year.

         Section 6.12. Hazardous Substances. Cause or permit any Hazardous Substances to be disposed of in any manner which might result in any material liability to the Borrowers or any Subsidiary, on, under or at any real property which is operated by the Borrowers or any Subsidiary or in which the Borrowers or any Subsidiary has any interest.

         Section 6.13 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrowers or any Subsidiary or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $100,000.

         Section 6.14 Subsidiaries, Partnerships, Joint Ventures and Ownership of Stock. Do any of the following: (a) form or acquire any corporation which would thereby become a Subsidiary except by means of a Permitted Acquisition;
(b) form or enter into any partnership as a limited or general partner or into any joint venture, except for Permitted Joint Ventures; (c) permit any Subsidiary to purchase or otherwise acquire any shares of the stock of the Borrowers; or (d) take any action, or permit any Subsidiary to take any action, which would result in a decrease in the Borrowers' or any Subsidiary's ownership interest in any Subsidiary (including, without limitation, decrease in the percentage of the shares of any class of stock owned).

         Section 6.15 Leases. Enter into or permit to exist any arrangements for the leasing by the Borrowers or any of their Subsidiaries, as lessee, of any real or personal property (or any interest therein) under leases (other than Capitalized Leases) which require the payment by the Borrowers and their Subsidiaries on a consolidated bases of rental amounts in the aggregate in excess of (a) $1,000,000 in any one fiscal year, or (b) $7,500,000 during the full remaining terms of such leases.

         Section 6.16 Use of Proceeds. Permit any proceeds of the Advances to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         Section 6.17 Transactions with Affiliates. Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale lease or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrowers' or the applicable Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrowers or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 6.18. Capital Expenditures. Make Capital Expenditures during any fiscal year, in an aggregate amount in excess of (a) $6,125,000 during the fiscal year ending on or about October 31, 2001; or (b) $8,500,000 during any subsequent fiscal year.

         Section 6.19 Consolidated Tangible Net Worth. Permit its Consolidated Tangible Net Worth at any time to be less than the sum of (a) $75,000,000, plus
(b) 90% of the aggregate amount of consolidated net income of the Borrowers, determined in accordance with GAAP, for each quarter ending on and after January 31, 2002, through the end of the most recently-ended fiscal quarter, without giving effect to any net loss for any such fiscal quarter, and minus (c) the amount of Permitted Redemptions actually made after the date of this Agreement.

         Section 6.20 Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio for any period of four consecutive fiscal quarters to be less than 2.00 to 1.00.

         Section 6.21 Leverage Ratio. Permit the Leverage Ratio to be greater than 1.00 to 1.00 at any time.

         Section 6.22 Cash Flow Leverage Ratio. Permit the Cash Flow Leverage Ratio for any period of four consecutive fiscal quarters to be greater than 1.00 to 1.00.

         Section 6.23 Current Ratio. Permit the Current Ratio to be less than
1.50 to 1.00 at any time.

                                   ARTICLE VII

                     Events of Default: Rights and Remedies

         Section 7.1. Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                  (a) default in the payment of any principal or interest of the Advances when it becomes due and payable (including without limitation failure to pay the amount of the Advances in accordance with the clean-up requirement of Section 2.10) or default in the payment of any fees, costs or expenses required to be paid by the Borrowers under this Agreement or any other Loan Document and the continuation of any such default for more than five (5) calendar days; or

                  (b) default in the performance, or breach, of any covenant or agreement on the part of the Borrowers contained in Sections 5.7 or in
         Article VI; or

                  (c) default in the performance, or breach, of any covenant or agreement of the Borrowers in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.1 specifically dealt with) and the continuance of such default or breach for a period of thirty (30) calendar days after the Borrowers have or should reasonably have had notice thereof, or

                  (d) default in the performance, or breach, of any covenant or agreement of any Borrower in any Loan Document other than this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.1 specifically dealt with) and the continuance of such default or breach beyond the applicable period of grace, if any, specified in such Loan Document; or

                  (e) any Borrower or any of their Subsidiaries shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Borrower or any of their Subsidiaries shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Borrower or any such Subsidiary; or any Borrower or any Subsidiary shall institute (by petition, application, answer, consent or otherwise) any insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower or any Subsidiary; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

                  (f) a petition naming any Borrower or any Subsidiary as debtor shall be filed under the United States Bankruptcy Code; or

                  (g) any representation or warranty made by any Borrower or any Subsidiary in any Loan Document or by any Borrower (or any of its officers) in any request for an Advance, or in any other certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made; or

                  (h) the rendering against any Borrower or any Subsidiary a final judgment, decree or order for the payment of money of $500,000 or more in excess of applicable insurance coverage and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive calendar days without a stay of execution; or

                  (i) The maturity of any Debt of any Borrower (other than Debt under this Agreement) or a Subsidiary shall be accelerated, or any Borrower or a Subsidiary shall fail to pay any such Debt when due or, in the case of such Debt payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Debt or any trustee or other Person acting on behalf of such holder to cause, such Debt to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

                  (j) any Reportable Event, which the Agent determines in good faith could reasonably be expected to constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrowers by the Agent; or any Plan shall have been terminated (other than a standard termination which is not reasonably expected to have a Material Adverse Effect), or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or

                  (k) any Borrower or any Subsidiary shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or shall sell all or substantially all of its assets; or

                  (l) a Change of Control shall occur with respect to PLI or PLI shall cease to own all of the capital stock of any other Borrower.

         Section 7.2. Rights and Remedies. Upon the occurrence of an Event of Default, the Agent may (and, upon written request of the Required Banks the Agent shall) exercise any or all of the following rights and remedies:

                  (a) by notice to the Borrowers, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

                  (b) by notice to the Borrowers, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all other Obligations to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers;

                  (c) exercise and enforce the rights and remedies available to the Banks or to any Bank under any Loan Document; and

                  (d) exercise any other rights and remedies available to the Banks or to any Bank by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(f) hereof, the Commitment shall automatically terminate and the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.

         Section 7.3 Letters of Credit. In addition to the foregoing remedies, if any Event of Default described in Section 7.1(f) shall have occurred, or if any other Event of Default shall have occurred and the Agent shall have declared that the principal balance of the Notes is due and payable, the Borrowers shall pay to the Agent an amount equal to the all Letter of Credit Obligations. Such payment shall be in immediately available funds or in similar cash collateral acceptable to the Agent and shall be pledged to the Agent for the ratable benefit of the Banks. Such amount shall be held by the Agent in a cash collateral account until the outstanding Letters of Credit are terminated without payment or are paid and Letter of Credit Obligations with respect thereto are payable. In the event the Borrower defaults in the payment of any Letter of Credit Obligations, the proceeds of the cash collateral account shall be applied to the payment thereof. The Borrower acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to pay immediately to the Agent the amount provided under this Section, and that the Agent shall, on behalf of the Banks, have the right to require the Borrower to perform specifically such undertaking whether or not any of the Letter of Credit Obligations are due and payable. Upon the failure of the Borrower to make any payment required under this Section, the Agent, on behalf of the Banks, may proceed to use all remedies available at law or equity to enforce the obligation of the Borrower to pay or reimburse the Agent. The balance of any payment due under this Section shall bear interest payable on demand until paid in full at a per annum rate equal to the Floating Rate plus 2.00%.

                                  ARTICLE VIII

                         Agreement Among Banks and Agent

         Section 8.1. Authorization: Powers; Agent for Collateral Purposes. Each Bank irrevocably appoints and authorizes the Agent to act as administrative agent for and on behalf of such Bank to the extent provided herein, in any Loan Documents or in any other document or instrument delivered hereunder or in connection herewith, and to take such other actions as may be reasonably incidental thereto. The Agent agrees to act as administrative agent for each Bank upon the express conditions contained in this Article VIII, but in no event shall the Agent constitute a fiduciary of any Bank, nor shall the Agent have any fiduciary responsibilities in respect of any Bank. In furtherance of the foregoing, and not in limitation thereof, each Bank irrevocably (a) authorizes the Agent to execute and deliver and perform those obligations under each of the Loan Documents to which the Agent is a party as are specifically delegated to the Agent, and to exercise all rights, powers and remedies as may be specifically delegated hereunder or thereunder, together with such additional powers as may be reasonably incidental thereto, (b) appoints the Agent as nominal beneficiary or nominal secured party, as the case may be, under the Loan Documents and all related UCC financing statements, and (c) authorizes the Agent to act as agent of and for such Bank for purposes of holding perfecting and disposing of Collateral under the Loan Documents. As to any matters not expressly provided for by the Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks or, if so required pursuant to Section 9.2, upon the instructions of all Banks; provided, however, that except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and the Agent shall not in any event be required to take any action which is contrary to the Loan Documents or applicable law.

         Section 8.2. Application of Proceeds. The Agent, after deduction of any costs of collection, as provided in Section 8.5, shall remit to each Bank (to the extent a Bank is to share therein) that Bank's pro-rata share of all payments of principal, interest and fees payable hereunder in accordance with such Bank's appropriate Percentage. Each Bank's interest under the Loan Documents shall be payable solely from payments, collections and proceeds actually received by the Agent under the Loan Documents; and the Agent's only liability to a Bank with respect to any such payments, collections and proceeds shall be to account for such Bank's Percentage of such payments, collections and proceeds in accordance with this Agreement. If the Agent is required for any reason to refund any such payments, collections or proceeds, each Bank will refund to the Agent, upon demand, its Percentage of such payments, collections or proceeds, together with its Percentage of interest or penalties, if any, payable by the Agent in connection with such refund. If any Bank has wrongfully refused to fund its Percentage of any Advance, or if the outstanding principal balance of the Advances made by any Bank is for any other reason less than its respective Percentage of the aggregate principal balance of all Advances, the Agent may remit payments received by it to the other Banks until such payments have reduced the aggregate amounts owed by the Borrowers to the extent that the aggregate amount of the Advances owing to such Bank hereunder are equal to its Percentage of the aggregate amounts of the Advances owing to all of the Banks hereunder. The foregoing provision is intended only to set forth certain rules for the application of payments, proceeds and collections in the event that a Bank has breached its obligations hereunder and shall not be deemed to excuse any Bank from such obligations.

         Section 8.3. Exculpation. The Agent shall not be liable for any action taken or omitted to be taken by the Agent in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall be entitled to rely upon advice of counsel concerning legal matters, the advice of independent public accountants with respect to accounting matters and advice of other experts as to any other matters and upon any Loan Document and any schedule, certificate, statement, report, notice or other writing which it reasonably believes to be genuine or to have been presented by a proper Person. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible or in any way liable for (a) any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Loan Document, or any other instrument or document delivered hereunder or in connection herewith, (b) the validity, genuineness, perfection, effectiveness, enforceability, existence, value of enforcement of any Collateral or (c) any action taken or omitted by it. The designation of Wells Fargo as Agent hereunder shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Wells Fargo in its individual capacity as Bank hereunder.

         Section 8.4. Use of the Term "Agent". The term "Agent" is used herein in reference to the Agent merely as a matter of custom. It is intended to reflect only an administrative relationship between the Agent and the Banks, in each case as independent contracting parties. However, the obligations of the Agent shall be limited to those expressly set forth herein and in no event shall the use of such term create or imply any fiduciary relationship or any other obligation arising under the general law of agency.

         Section 8.5. Reimbursement for Costs and Expenses. All payments, collections and proceeds received or effected by the Agent may be applied first to pay or reimburse the Agent for all reasonable costs and expenses at any time incurred by or imposed upon the Agent in connection with this Agreement or any other Loan Document (including but not limited to all reasonable attorney's fees (including allocated costs of in-house counsel), foreclosure expenses and advances made to protect the security of any Collateral, but excluding any costs, expenses, damages or liabilities arising from the gross negligence or willful misconduct of the Agent). If the Agent does not receive payments, collections or proceeds sufficient to cover any such costs and expenses within five (5) days after their incurrence or imposition, each Bank shall, upon demand, remit to the Agent such Bank's Percentage of the difference between (i) such costs and expenses and (ii) such payments, collections and proceeds, together with interest on such amount for each day following the thirtieth day after demand therefor until so remitted at a rate equal to the Federal Funds Rate for each such day.

         Section 8.6. Payments Received Directly by Banks. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of the Advances or on account of any fees under this Agreement (other than through distributions made in accordance with Section 8.2 hereof) in excess of such Bank's applicable Percentage with respect to the Advances, such Bank shall promptly give notice of such fact to the Agent and shall promptly remit to the Agent such amount as shall be necessary to cause the remitting Bank to share such excess payment or other recovery ratably with each of the Banks in accordance with their respective Percentages, together with interest for each day on such amount until so remitted at a rate equal to the Federal Funds Rate for each such day; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such remitting Bank or holder, the remittance shall be restored to the extent of such recovery.

         Section 8.7. Indemnification. Each Bank severally (but not jointly) hereby agrees to indemnify and hold harmless the Agent, as well as the Agent's agents, employees, officers and directors, ratably according to their respective Percentages from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgment, demands, damages, costs, disbursements, or expenses (including attorneys' fees and expenses, which fees and expenses may include allocated costs of in-house counsel) of any kind or nature whatsoever, which are imposed on, incurred by, or asserted against the Agent or its agents, employees, officers or directors in any way relating to or arising out of the Loan Documents, or as a result of any action taken or omitted to be taken by the Agent; provided, however, that no Bank shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs disbursements, or expenses resulting from the gross negligence or willful misconduct of the Agent. Notwithstanding any other provision of the Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         Section 8.8. Agent and Affiliates. Wells Fargo shall have the same rights and powers in its capacity as a Bank hereunder as any other Bank, and may exercise or refrain from exercising the same as though it were not the Agent, and Wells Fargo and its affiliates may accept deposits from and generally engage in any kind of business with the Borrowers and their Subsidiaries or any affiliate of the Borrowers and their Subsidiaries as fully as if Wells Fargo were not the Agent hereunder.

         Section 8.9. Credit Investigation. Each Bank acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had its Commitments been granted and its Advances made directly by such Bank to the Borrowers without the intervention of the Agent or any other Bank. Each Bank agrees and acknowledges that the Agent makes no representations or warranties about the creditworthiness of the Borrowers or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Loan Document, any Collateral or any other instrument or document delivered hereunder or in connection herewith.

         Section 8.10. Defaults. The Agent shall have no duty to inquire into any performance or failure to perform by the Borrowers and shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than under Sections 7.1(a) or 7.1(b)) hereof unless the Agent has received notice from a Bank or the Borrowers specifying the occurrence of such Default or Event of Default.

         Section 8.11. Obligations Several. The obligations of each Bank hereunder are the several obligations of such Bank, and neither any Bank nor the Agent shall be responsible for the obligations of any other Bank hereunder, nor will the failure by the Agent or any Bank to perform any of its obligations hereunder relieve the Agent or any other Bank from the performance of its respective obligations hereunder. Nothing contained in this Agreement, and no action taken by any Bank or the Agent pursuant hereto or in connection herewith or pursuant to or in connection with the Loan Documents shall be deemed to constitute the Banks, together or with or without the Agent, as a partnership, association, joint venture, or other entity.

         Section 8.12. Sale or Assignment; Addition of Banks. Except as permitted under the terms and conditions of this Section 8.12 or, with respect to participations, under Section 8. 13, no Bank may sell, assign or transfer its rights or obligations under this Agreement or its interest in any Note. Any Bank, at any time upon at least five (5) Business Days' prior written notice to the Agent and the Borrowers (unless the Agent and the Borrowers consent to a shorter period of time), may assign all or a portion (provided such portion is not less than $1,000,000) of such Bank's Notes, Advances, and Commitments to a domestic or foreign bank (having a branch office in the United States), an insurance company or other financial institution (an "Applicant") on any date (the "Adjustment Date") selected by such Bank, but only so long as the Borrowers and the Agent shall have provided their prior written approval of such proposed Applicant. Notwithstanding the foregoing, (i) the Borrowers will not unreasonably withhold their consent to any such assignment, (ii) no such consent of the Borrowers shall be required after the occurrence and during the continuance of an Event of Default, and (iii) no such consent of the Borrowers or the Agent shall be required in connection with an assignment to the Federal Reserve Bank for purposes of satisfying a Bank's capital requirements. Upon receipt of such approval and to confirm the status of each additional Bank as a party to this Agreement and to evidence the assignment in accordance herewith:

                  (a) the Agent, the Borrowers (if the Borrowers' consent is required), the assigning Bank and such Applicant shall, on or before the Adjustment Date, execute and deliver to the Agent an Assignment Certificate in substantially the form of Exhibit H (an "Assignment Certificate"):

                  (b) if requested by the Agent, the Borrowers will execute and deliver to the Agent, for delivery by the Agent in accordance with the terms of the Assignment Certificate, (i) new Notes payable to the order of the Applicant in amounts corresponding to the applicable Commitments acquired by such Applicant and (ii) new Notes payable to the order of the assigning Bank in amounts corresponding to the retained Commitments. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the Notes to be replaced by such new Notes, shall be dated the effective date of such assignment and shall otherwise be in the form of the Notes to be replaced thereby. Such new Notes shall be issued in substitution for, but not in satisfaction or payment of, the Notes being replaced thereby and such new Notes shall be treated as Notes for purposes of this Agreement; and

                  (c) the assigning Bank shall pay to the Agent an administrative fee of $3,000.

Upon the execution and delivery of such Assignment Certificate and such new Notes, and effective as of the effective date thereof (i) this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such additional Bank and the resulting adjustment of the Percentages arising therefrom, (ii) the assigning Bank shall be relieved of all obligations hereunder to the extent of the reduction of the assigning Bank's Percentage, and (iii) the Applicant shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Bank herein and in each other Loan Document or other document or instrument executed pursuant hereto and subject to all obligations of a Bank hereunder, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Required Banks or all Banks. In order to facilitate the addition of additional Banks hereto, the Borrowers (subject to is approval rights hereunder, if any) and the Banks shall cooperate fully with the Agent in connection therewith and shall provide all reasonable assistance requested by the Agent relating thereto, including, without limitation, the furnishing of such written materials and financial information regarding the Borrowers as the Agent may reasonably request, the execution of such documents as the Agent may reasonably request with respect thereto, and the participation by officers of the Borrowers, and the Banks in a meeting or teleconference call with any Applicant upon the request of the Agent.

         Section 8.13. Participation. In addition to the rights granted in
Section 8.12, each Bank may grant participations in all or a portion of its Notes, Advances and Commitments to any domestic or foreign commercial bank (having a branch office in the United States), insurance company, financial institution or an affiliate of such Bank. No holder of any such participation shall be entitled to require any Bank to take or omit to take any action hereunder. The Banks shall not, as among the Borrowers, the Agent and the Banks, be relieved of any of their respective obligations hereunder as a result of any such granting of a participation. The Borrowers hereby acknowledge and agree that any participation described in this Section 8.13 may rely upon, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with any Loan Document. Except as set forth in this Section 8.13, no Bank may grant any participation in the Notes, Advances or Commitments.

         Section 8.14. Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrowers and the Agent two (2) duly completed copies of United States Internal Revenue Service Form W8BEN or W8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W8BEN or W8ECI further undertakes to deliver to each of the Borrowers and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         Section 8.15. Borrowers not a Beneficiary or Party. Except with respect to the limitation of liability applicable to the Banks under Section 8.11 and the Borrowers' right to approve additional Banks in accordance with Section 8.12, the provisions and agreements in this Article VIII are solely among the Banks and the Agent and the Borrowers shall not be considered a party thereto or a beneficiary thereof.

         Section 8.16 Successor Agent. The Agent may resign at any time by giving at least 30 days written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, but shall not be required to, on behalf of the Banks, appoint a successor Agent.

                                   ARTICLE IX

                                  Miscellaneous

         Section 9.1. No Waiver; Cumulative Remedies. No failure or delay on the part of the Agent or any Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         Section 9.2. Amendments, Requested Waivers, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrowers therefrom shall be effective unless the same shall be in writing and signed by the Required Banks and, if the rights or duties of the Agent are affected thereby, by the Agent; provided, however, that no amendment, modification, termination, waiver or consent shall do any of the following unless the same shall be in writing and signed by all Banks: (a) change the amount of any Commitment (except as permitted in accordance with Section 8.12), (b) increase the Commitment Amount, (c) reduce the amount of any principal of or interest due on any Advances or the Commitment Fee payable to the Banks hereunder, (d) postpone any date fixed for any payment of principal of or interest on any outstanding Advances or the Commitment Fee payable to the Banks hereunder, (e) change the definition of "Required Banks," (f) amend this
Section 9.2 or any other provision of this Agreement requiring the consent or other action of the Required Banks, or all Banks, (g) release any Guaranty or
(h) release, subordinate or terminate any security interest in or mortgage lien on all or substantially all of the Collateral (other than releases contemplated by the Security Agreements). Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

         Section 9.3. Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and mailed or delivered to the applicable parties at their respective addresses set forth on the execution pages hereto, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.3. All such notices, requests, demands and other communications, when delivered, shall be effective upon actual delivery and when mailed, shall be effective when sent by nationally recognized overnight mail courier or delivery service, addressed as aforesaid, except that notices or requests to the Agent or any Bank pursuant to any of the provisions of Article II shall not be effective until received by the Agent or such Bank.

         Section 9.4. Costs and Expenses. The Borrowers jointly and severally agree to reimburse the Agent for (a) any and all out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and expenses (including allocated costs of in-house counsel), lien and UCC searches, title and recording expenses and other similar expenses, paid or incurred by the Agent in connection with the preparation, filing or recording of the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby (which amount shall be paid on the date of this Agreement or as soon thereafter as demand is made therefor) and the negotiation of any amendments, modifications or extensions to or of any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions, (b) customary transaction fees of the Agent incurred in connection with the loans contemplated hereby, (c) fees in connection with any audits or inspections by the Agent of any Collateral or the operations or business of the Borrowers and/or their Subsidiaries, whether conducted at the premises of the

Borrowers and/or their Subsidiaries or at the Agent's premises, and (d) any and all other out-of-pocket costs and expenses incurred by the Agent in connection with any of the transactions contemplated hereby. The Borrowers will reimburse the Agent for any and all costs and expenses incurred by the Agent in connection with the enforcement of any of the rights or remedies of the Agent and the Banks under any of the Loan Documents or under applicable law, whether or not suit is filed with respect thereto.

         Section 9.5. Indemnity. In addition to the payment of expenses pursuant to Section 9.4, the Borrowers jointly and severally agree to indemnify, defend and hold harmless the Agent, each Bank and each of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents (the "Indemnitees"), from and against (i) any claim, loss or damage to which any Indemnitee may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any Hazardous Substance by the Borrowers or any of their Subsidiaries or with respect to any property owned, leased or controlled by the Borrowers or any of their Subsidiaries, (ii) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority (excluding income or gross receipts taxes) by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of any Advances and (iii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with, the making of any Advances or entering into this Agreement or any other Loan Documents or the use or intended use of the proceeds of the Advances, excepting, however, from the foregoing any such liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses resulting solely from the willful misconduct or gross negligence of any Indemnitee. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrowers, or counsel designated by the Borrowers and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers' sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities contemplated hereby which is permissible under applicable law. The obligations of the Borrowers under this Section 9.5 shall survive termination of this Agreement and the discharge of the Obligations.

         Section 9.6. Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         Section 9.7. Governing Law: Jurisdiction: Waiver of Jury Trial.

                  (a) Governing Law. The Loan Document shall be governed by, and construed in accordance with, the laws of the State of Minnesota, except to the extent the law of any other jurisdiction applies as to the perfection or enforcement of the any security interest in any Collateral and except to the extent expressly provided to the contrary in any Loan Document.

                  (b) Jurisdiction. The Borrowers hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the State of Minnesota in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and the Borrowers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The Borrowers hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrowers irrevocably consent to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such process to the Borrowers at their addresses specified in Section 9.3 above. The Borrowers agree that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.7(b) shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrowers or their properties in the courts of other jurisdictions.

                  (c) WAIVER OF JURY TRIAL. THE BORROWERS, THE BANKS AND THE AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

         Section 9.8. Integration: Inconsistency. This Agreement, together with the Loan Documents, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter superseding all prior oral or written understandings. If any provision of a Loan Document is inconsistent with or conflicts with a comparable or similar provision appearing in this Agreement, the comparable or similar provision in this Agreement shall govern.

         Section 9.9. Agreement Effectiveness. This Agreement shall become effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

         Section 9.10. Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

         Section 9.11. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

         Section 9.12. Binding Effect; No Assignment by Borrowers. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agent and their respective successors and assigns; provided, however, the Borrowers may not assign any or all of its rights or obligations hereunder or any of its interest herein without the prior written consent of all Banks.

         Section 9.13. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         Section 9.14. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.





















                            (signature page follows)

                                       PLATO LEARNING, INC.


                                       By ______________________________________
                                            Its ________________________________

                                       PLATO, INC.


                                       By ______________________________________
                                            Its ________________________________

                                       CYBERED, INC.


                                       By ______________________________________
                                            Its ________________________________

                                       TEACHMASTER TECHNOLOGIES, INC.


                                       By ______________________________________
                                            Its ________________________________

                                       WASATCH INTERACTIVE LEARNING
                                       CORPORATION

Address for all Borrowers:
10801 Nesbitt Avenue South             By ______________________________________
Bloomington, Minnesota 55437                Its ________________________________
Attn:  Steven R. Schuster
Telecopy No. (952) 832-1208
                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION, as Bank and as Agent

Address:
7900 Xerxes Avenue South               By ______________________________________
N9307-013                                   Its ________________________________
Bloomington, Minnesota 55431
Attn:  Richard G. Trembley
Telecopy No. (612) 316-1621

Commitment:                            $12,500,000
Percentage::                           100%

                              PLATO LEARNING, INC.
                                   PLATO, INC.
                                  CYBERED, INC.
                         TEACHMASTER TECHNOLOGIES, INC.
                    WASATCH INTERACTIVE LEARNING CORPORATION

                                (the "Borrowers")

                                       and

                             THE BANKS NAMED HEREIN,
                                  (the "Banks")

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                  (the "Agent")

                          ----------------------------

                                CREDIT AGREEMENT

                          ----------------------------


                          Dated as of December 20, 2001

                                LIST OF EXHIBITS

Exhibit A         Form of Revolving Note
Exhibit B         Form of Borrowing Base Certificate
Exhibit C         Notice of Borrowing
Exhibit D         Notice of Conversion to Eurodollar Rate
Exhibit E         Notice of Rollover to Eurodollar Rate
Exhibit F         Form of Certificate of Chief Financial Officer as to Annual Financial Statements
Exhibit G         Form of Certificate of Chief Financial Officer as to Fiscal Quarter Financial Statements
Exhibit H         Form of Assignment Certificate


                               LIST OF SCHEDULES

Schedule 4.1         Name under which Borrowers and their Subsidiaries Have Done Business
Schedule 4.4         Subsidiaries of the Borrowers
Schedule 4.6         Litigation
Schedule 4.8         Unpaid Taxes and Assessments
Schedule 4.9         Intellectual
Schedule 4.10        Description of Pension Plans of the Borrowers
Schedule 4.13        Environmental Disclosures of the Borrowers
Schedule 6.1         Outstanding Liens of the Borrowers and their Subsidiaries
Schedule 6.2         Outstanding Debt of the Borrowers and their Subsidiaries
Schedule 6.3         Outstanding Guaranties of the Borrowers and their Subsidiaries

                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT

                                 REVOLVING NOTE

$______________                                           Minneapolis, Minnesota
                                                               December 20, 2001

         FOR VALUE RECEIVED, the undersigned, PLATO LEARNING, INC., a Delaware corporation, PLATO, INC., a Delaware corporation ("PI"), CYBERED, INC., a Nevada corporation, TEACHMASTER TECHNOLOGIES, INC., a South Dakota corporation, and WASATCH INTERACTIVE LEARNING CORPORATION, a Delaware corporation (collectively, the "Borrowers"), JOINTLY AND SEVERALLY hereby promise to pay to the order of ______________, a ___________________________ (the "Bank"), at the main office of Wells Fargo Bank, National Association, as Agent (herein, in such capacity, the "Agent"), in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of________________________________________ Dollars ($____________) or, if less, the aggregate unpaid principal amount of all Advances made by the Bank to the Borrowers under the Credit Agreement (defined below), together with interest on the principal amount hereunder from the date hereof until this Note is fully paid at the rates from time to time in effect under the Credit Agreement dated as of December 20, 2001 by and among the Borrowers, the Agent, the Bank and the various other banks as therein described (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement").

         The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

         This Note is issued pursuant to, and is subject to, the Credit Agreement, which provides, among other things, for acceleration hereof upon the occurrence of certain events. This Note is a "Note" as referenced in the Credit Agreement. This Note is secured pursuant to a Security Agreement of even date herewith from the Borrowers for the benefit of the Agent, the Bank and the various other banks as therein described, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

         The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.





                                   Page 1 of 2

         Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                       PLATO LEARNING, INC.

                                       By:_____________________________

                                       Its:_____________________________

                                       PLATO, INC.

                                       By:_____________________________

                                       Its:_____________________________


                                       CYBERED, INC.

                                       By:_____________________________

                                       Its:_____________________________


                                       TEACHMASTER TECHNOLOGIES, INC.

                                       By:_____________________________

                                       Its:_____________________________


                                       WASATCH INTERACTIVE LEARNING
                                        CORPORATION

                                       By:_____________________________

                                       Its:_____________________________






                                   Page 2 of 2

                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT

                           BORROWING BASE CERTIFICATE

                                                                   [date]

TO:      Wells Fargo Bank,
         National Association, as Agent
         7900 Xerxes Avenue South
         N9307-013
         Bloomington, Minnesota 55431
         Attention: Richard G. Trembley

         Re: Borrowing Base Certificate - PLATO Learning, Inc. PLATO Learning, Inc., PLATO, Inc., CyberEd, Inc., Teachmaster Technologies, Inc., Wasatch Interactive Learning Corporation, (the "Borrowers")

         We refer to the Credit Agreement dated as of December 20, 2001 (as amended or modified to date, the "Credit Agreement") among the Borrowers, certain banks named therein (the "Banks") and Wells Fargo Bank, National Association, as Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

         I am the duly qualified and acting Treasurer or Chief Financial Officer of the Borrowers, and I am familiar with the financial statements and financial affairs of the Borrowers and their Subsidiaries and am authorized to execute this Certificate on behalf of the Borrowers.

         As of ________, 200_, the Borrowing Base is calculated as follows:

         As of ________, 200_, the Borrowing Base is calculated as follows:

         (a)  Eligible Trade Accounts:

         Total Trade Accounts:      $________

         less ineligibles:

         Insolvent:                 $________
         Affiliates/Subsidiaries:   $________
         Foreign:                   $________
         Government:                $________
         90 days past due:          $________
         10% more than 90 days:     $________

                  Remainder:             $__________    x70%    =    $__________

         (b) Eligible Installment Accounts:

         Total Installment Accounts:  $________

         less ineligibles:

         Insolvent:                   $________
         Affiliates/Subsidiaries:     $________
         Foreign:                     $________
         Government:                  $________
         Over 365 days:               $________

                  Remainder:             $__________   x60%   =   $__________
                                                                  (not more than
                                                                  $7,500,000)

         Total Borrowing Base:                                $__________

         Loans and Letter of Credit Obligations:              $__________

         Surplus (deficiency)                                 $__________


                                       PLATO LEARNING, INC.
                                       PLATO, Inc.
                                       CyberEd, Inc.
                                       Teachmaster Technologies, Inc.
                                       Wasatch Interactive Learning Corporation,

                                       By ______________________________________
                                          Authorized Representative

                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT

                               NOTICE OF BORROWING

TO:      Wells Fargo Bank,
         National Association, as Agent

         7900 Xerxes Avenue South
         N9307-013
         Bloomington, Minnesota 55431
         Attention: Richard G. Trembley

         We refer to that certain Credit Agreement dated as of December 20, 2001 (as amended or modified to date, the "Credit Agreement") among PLATO Learning, Inc., PLATO, Inc., CyberEd, Inc., Teachmaster Technologies, Inc., Wasatch Interactive Learning Corporation, certain banks named therein (the "Banks") and Wells Fargo Bank, National Association, as Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

         Pursuant to Section 2.3 of the Credit Agreement, we hereby request or confirm our request for an Advance on the date, of the type(s) and in the amount(s) specified in Annex I attached hereto and request or confirm our request that each Bank make Revolving Advances(s) in such Bank's Percentage of the requested Advances (the "Requested Advances").

         To induce the Banks to make the Requested Advances, we hereby represent and warrant to the Banks that:

                  (a) As of the date hereof and before giving effect to the Requested Advance's, the Principal amount of the outstanding Advances was $__________. After giving effect to the Requested Advances, the Principal amount of the outstanding Advances shall be $_________, which amount does not exceed the Commitment Amount.

                  (b) No Default or Event of Default exists, or will result from the making of the Requested Advances.

                  (c) The conditions precedent set forth in Section 3.2 of the Credit Agreement are fully satisfied as of the date of the Requested Advances.

                                       PLATO LEARNING, INC.
                                       PLATO, Inc.
                                       CyberEd, Inc.
                                       Teachmaster Technologies, Inc.
                                       Wasatch Interactive Learning Corporation,

                                       By ______________________________________
                                          Authorized Representative

                                                                      ANNEX I to
                                                             Notice of Borrowing

                                                          _______________, _____

                                                                                          Interest Period
          Amount of                  Type of Advance                Date of                 (Eurodollar
      Borrowing Request           (Eurodollar/Floating)             Advances               Advances Only)
      -----------------           ---------------------             --------              ---------------


                                                                    EXHIBIT D TO
                                                                CREDIT AGREEMENT


                     NOTICE OF CONVERSION TO EURODOLLAR RATE
                                       ,

TO:      Wells Fargo Bank,
         National Association, as Agent

         7900 Xerxes Avenue South
         N9307-013
         Bloomington, Minnesota 55431
         Attention: Richard G. Trembley

         We refer to that certain Credit Agreement dated as of December 20, 2001 (as amended or modified to date, the "Credit Agreement") among PLATO Learning, Inc., PLATO Learning, Inc., PLATO, Inc., CyberEd, Inc., Teachmaster Technologies, Inc., Wasatch Interactive Learning Corporation, certain banks named therein (the "Banks") and Wells Fargo Bank, National Association, as Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

         Pursuant to Section 2.4 of the Credit Agreement, we hereby request or confirm our request that Floating Rate Advances in the aggregate amount(s) and type(s) specified in Annex I attached hereto be converted (the "Requested Conversion(s)") on the date(s) and for the Interest Period(s) specified in Annex I attached hereto and that each Bank make such conversion(s) in such Bank's Percentage of the Requested Conversion(s).

         To induce the Banks to make the Requested Conversion(s), we hereby represent and warrant to the Banks that no Default or Event of Default exists or will result from the making of any such Requested Conversion(s).

                                       PLATO LEARNING, INC.
                                       PLATO, Inc.
                                       CyberEd, Inc.
                                       Teachmaster Technologies, Inc.
                                       Wasatch Interactive Learning Corporation,

                                       By ______________________________________
                                          Authorized Representative

                                                         ANNEX I to
                                                         Notice of Conversion to
                                                         Eurodollar Rate
                                                         dated __________ ______



                             Amount and Type

         (Term/Revolving) of                     Date of                  Interest
            Floating Rate                      Conversion                 Period
        --------------------                   ----------                 --------
                            ADVANCES TO BE CONVERTED




                                                                    EXHIBIT E TO
                                                                CREDIT AGREEMENT


                      NOTICE OF ROLLOVER OF EURODOLLAR RATE
                                        ,

TO:      Wells Fargo Bank,
         National Association, as Agent

         7900 Xerxes Avenue South
         N9307-013
         Bloomington, Minnesota 55431
         Attention: Richard G. Trembley

         We refer to that certain Credit Agreement dated as of December 20, 2001 (as amended or modified to date, the "Credit Agreement") among PLATO Learning, Inc., PLATO Learning, Inc., PLATO, Inc., CyberEd, Inc., Teachmaster Technologies, Inc., Wasatch Interactive Learning Corporation, certain banks named therein (the "Banks") and Wells Fargo Bank, National Association, as Administrative Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

         Pursuant to Section 2.5 of the Credit Agreement, we hereby request or confirm our request that Eurodollar Advances in the aggregate amount(s) and type(s) specified in Annex I attached hereto be renewed (the "Requested Renewal(s))" on the date(s) and for the Interest Period(s) specified in Annex I attached hereto and that each Bank make such renewal(s) in such Bank's Percentage of the Requested Renewal(s).

         To induce the Banks to make the Requested Renewal(s), we hereby represent and warrant to the Banks that No Default or Event of Default exists or will result from the making of any such Requested Renewal(s).

                                       PLATO LEARNING, INC.
                                       PLATO, Inc.
                                       CyberEd, Inc.
                                       Teachmaster Technologies, Inc.
                                       Wasatch Interactive Learning Corporation,

                                       By ______________________________________
                                          Authorized Representative

                                                                      ANNEX I to
                                                           Notice of Rollover of
                                                                 Eurodollar Rate
                                                        dated ___________ ______

                                    Amount of
            Floating Rate                              Date of                  Interest
      Advances To Be Converted                       Conversion                  Period
      ------------------------                       ----------                 --------


                                                                    EXHIBIT F TO
                                                                CREDIT AGREEMENT


    CERTIFICATE OF CHIEF FINANCIAL OFFICER AS TO ANNUAL FINANCIAL STATEMENTS


TO:      Wells Fargo Bank,
         National Association, as Agent

         N9307-013
         7900 Xerxes Avenue South
         Bloomington, Minnesota 55431
         Attention:        Richard G. Trembley

Date:    _______________, __________________

         Re: Audited Annual Financial Statements - PLATO Learning, Inc. PLATO
             Learning, Inc., PLATO, Inc., CyberEd, Inc., Teachmaster Technologies, Inc., Wasatch Interactive Learning Corporation, (the "Borrowers")

         We refer to the Credit Agreement dated as of December 20, 2001 (as amended or modified to date, the "Credit Agreement") among the Borrowers, certain banks named therein (the "Banks") and Wells Fargo Bank, National Association, as Agent for such Banks Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

         I am the duly qualified and acting Chief Financial Officer of the Borrowers, and I am familiar with the financial statements and financial affairs of the Borrowers and their Subsidiaries and am authorized to execute this Certificate on behalf of the Borrowers.

         Pursuant to Section 5.1(a) of the Credit Agreement, attached are the audited financial statements of the Borrowers and their Subsidiaries prepared by ______________ as of and for the fiscal year ended ____________, _____. I certify that such financial statements have been prepared in accordance with GAAP, fairly present the financial condition of the Borrowers and their Subsidiaries and the results of the operations of the Borrowers and their Subsidiaries for the period then ended, and conform to the requirements of
Section 5.1(a) of the Credit Agreement. I further certify that I have obtained no knowledge, except as specifically stated in the attachment hereto, of any Default or Event of Default.

                                       PLATO LEARNING, INC.
                                       PLATO, Inc.
                                       CyberEd, Inc.
                                       Teachmaster Technologies, Inc.
                                       Wasatch Interactive Learning Corporation,

                                       By ______________________________________
                                          Authorized Representative

                                                                       EXHIBIT G
                                                             TO CREDIT AGREEMENT

               CERTIFICATE OF TREASURER OR CHIEF FINANCIAL OFFICER
                   AS TO FISCAL QUARTER FINANCIAL STATEMENTS


TO:      Wells Fargo Bank,
         National Association, as Agent
         7900 Xerxes Avenue South
         N9307-013
         Bloomington, Minnesota 55431
         Attention:        Richard G. Trembley

Date:    __________________________ , _______________

         Re: Fiscal Quarter Financial Statements - PLATO Learning, Inc. PLATO
             Learning, Inc., PLATO, Inc., CyberEd, Inc., Teachmaster Technologies, Inc., Wasatch Interactive Learning Corporation, (the "Borrowers")

         We refer to the Credit Agreement dated as of December 20, 2001 (as amended or modified to date, the "Credit Agreement") among the Borrowers, certain banks named therein (the "Banks") and Wells Fargo Bank, National Association, as Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

         I am the duly qualified and acting Treasurer or Chief Financial Officer of the Borrowers, and I am familiar with the financial statements and financial affairs of the Borrowers and their Subsidiaries and am authorized to execute this Certificate on behalf of the Borrowers.

         Pursuant to Section 5.1(b) of the Credit Agreement, attached are the required unaudited financial statements of the Borrowers and their Subsidiaries as of ___________________ (the "Covenant Computation Date"). I certify that such financial statements have been prepared in accordance with GAAP, fairly present the financial condition of the Borrowers and their Subsidiaries as of the Covenant Computation Date and the results of the operations of the Borrowers and their Subsidiaries for the period then ended, subject to year-end adjustments, and conform to the requirements of Section 5.1(b) of the Credit Agreement.

         Events of Default. (Check one):

         [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

         [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

         A. Applicable Margin. I further certify that:

                  1. Cash Flow Leverage Ratio. The Cash Flow Leverage Ratio of the Borrowers determined as of the last day of such fiscal quarter:

         [ ] Less than 0.25 to 1.00

         [ ] Equal to or greater than 0.25 to 1.00 but less than 0.75 to 1.00.

         [ ] Equal to or greater than 0.75 to 1.00.

         B. Financial Covenants. I further hereby certify as follows:

                  1. Minimum Tangible Net Worth. Pursuant to Section 6.19 of the Credit Agreement, as of the Covenant Computation Date, the Borrowers' Consolidated Tangible Net Worth as of the Covenant Computation Date was $______ which [ ] satisfies [ ] does not satisfy the requirement for the Borrowers' Consolidated Tangible Net Worth under such Section.

                  2. Debt Service Coverage Ratio. Pursuant to Section 6.20 of the Credit Agreement, the Debt Service Coverage Ratio for the period of four consecutive fiscal quarters ending on the Covenant Computation Date was _____ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio be not less than 2.00 to 1.00.

                  3. Leverage Ratio. Pursuant to Section 6.21 of the Credit Agreement, as of the Covenant Computation Date, the Leverage Ratio was _____ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio be not less than 1.00 to 1.00.

                  4. Cash Flow Leverage Ratio. Pursuant to Section 6.22 of the Credit Agreement, the Cash Flow Leverage Ratio o for the period of four consecutive fiscal quarters ending on the Covenant Computation Date was _____ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio be not less than the 1.00 to 1.00.

                  5. Current Ratio. Pursuant to Section 6.23 of the Credit Agreement, as of the Covenant Computation Date, the ratio of the Borrowers' Current Assets to its Current Liabilities was _____ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio be not less than 1.50 to 1.00.

                  6. Capital Expenditures. I further certify that:

         Pursuant to Section 6.18 of the Credit Agreement, for the current fiscal year as of the Covenant Computation Date, the aggregate amount of Capital Expenditures of the Borrowers and their Subsidiaries was $_____________ which [ ] satisfies [ ] does not satisfy the requirement that the aggregate amount of Capital Expenditures of the Borrowers and their Subsidiaries not exceed the amount set forth opposite the applicable period set forth below:

                            MAXIMUM AGGREGATE AMOUNT

           of Capital Expenditures                                          Fiscal Year
           -----------------------                                          -----------
                 $6,125,,000                                      Fiscal Year Ended October 31, 2001
                 $8,500,000                                       Fiscal Year Ended October 31, 2002
                                                                   and each fiscal year thereafter

         Set forth on Schedule I attached hereto are all relevant facts in reasonable detail to evidence and to compute (A) the Status of the Borrowers for purposes of establishing the appropriate Margin and (B) whether or not the Borrowers is in compliance with the financial covenants and Capital Expenditure limitation referred to above.


                                       Plato Learning, Inc.
                                       Plato, Inc.
                                       CyberEd, Inc.
                                       Teachmaster Technologies, Inc.
                                       Wasatch Interactive Learning Corporation,

                                       By ______________________________________
                                          Authorized Representative

                                                                       EXHIBIT H
                                                             TO CREDIT AGREEMENT


                             ASSIGNMENT CERTIFICATE

         THIS CERTIFICATE (the "Certificate") is delivered pursuant to Section 8.12(a) of that certain Credit Agreement dated as of December 20, 2001 (as amended or modified to date, the "Credit Agreement") among PLATO Learning, Inc.. PLATO Learning, Inc., PLATO, Inc., CyberEd, Inc., Teachmaster Technologies, Inc., Wasatch Interactive Learning Corporation, (the "Borrowers"), certain banks named therein (the "Banks") and Wells Fargo Bank, National Association, as Agent for such Banks. Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

         The undersigned hereby agree as follows:

         1. The Applicant listed below under the caption "Applicant" has indicated its desire to become a Bank pursuant to Section 8.12 of the Credit Agreement.

         2. The Adjustment Date on which such Applicant shall become a Bank is _________, ______ subject to compliance with the terms and conditions of the Credit Agreement.

         3. The Commitments, Percentages and the amounts of Advances being assigned by the assigning Bank (the "Assigning Bank") and being assumed by the Applicant on the Adjustment Date are set forth on the signature page hereof below such Applicant's name under the captions "Commitment", "Percentage" and "Assigned Advances".

         4. After giving effect to the assigning and transferring of the specified Commitment, Percentage and the amount of Advances to the Applicant on the Adjustment Date as set forth above, the amount of the Assigning Bank's Commitment, Percentage and outstanding Advances shall be as set forth below the Assigning Bank's name under the caption "Adjusted Commitment", "Adjusted Percentage" and "Adjusted Advances" (and the Assigning Bank shall be relieved of all obligations under the Credit Agreement to the extent of the reduction effected to its relevant Commitments and Percentages in accordance herewith).

         5. The Commitments, Percentages and Advances are being assigned pro rata.

         6. From and after the date this Certificate becomes effective, with respect to the Commitment, Percentage and Advances being assigned to the Applicant, the Agent shall collect and apply all accrued interest and fees under the Credit Agreement for all periods prior to the Adjustment Date for the sole benefit of and for the sole account of the Assigning Bank. The Applicant shall be entitled to receive interest and fees from and after the Adjustment Date with respect to the Commitment Percentage and Advances being assigned to the Applicant.

         7. This Certificate will become effective upon (i) the receipt by the Agent of counterparts of this Certificate duly executed and delivered by the Borrowers (if required under Section 8.12), the Assigning Bank and the Applicant and (ii) the execution of counterparts of this Certificate by the Agent, which execution by the Agent is in the sole and absolute discretion of the Agent.

         8. Concurrently with the execution and delivery hereof, if requested by the Agent, the Borrowers shall issue and deliver to the Agent substitute or replacement Note(s) payable to the Assigning Bank and to the Applicant. The Agent agrees to deliver such substitute or replacement Note(s) to the Applicant and to the Assigning Bank promptly after the Adjustment Date or (if later) the receipt by the Agent thereof. The Assigning Bank agrees to deliver to the Borrowers, promptly after the Adjustment Date, the Note(s) payable to the Assigning Bank delivered prior to the Adjustment Date, such Note(s) to be marked "Replaced".

         9.       Upon the effectiveness of this Certificate as specified in
                  Section 7 above, the Applicant shall become a party to the Credit Agreement and a Bank thereunder and (a) shall be entitled to all rights, benefits and privileges accorded to a Bank in the Credit Agreement, (b) shall be subject to all obligations of a Bank thereunder (including without limitation the obligation to fund its Percentage of Advances thereafter requested) and (c) shall be deemed to have specifically ratified and confirmed, and by executing this Certificate the Applicant hereby specifically ratifies and confirms, all of the provisions of the Credit Agreement.

         10. Each of the undersigned shall, at any time and from time to time upon the written request of any other of the undersigned, execute and deliver such further documents and do such further acts and things as such party may reasonably request in order to effect the purpose of this Certificate.

         11. This Certificate may be executed in any number of counterparts by the parties hereto, each of which counterparts shall be deemed to be an original and all of which shall together constitute one and the same certificate. Matters relating to this Certificate shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without regard to conflicts of laws principles.

         12. The Applicant acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto. The Applicant further confirms and agrees that (i) in becoming a Bank and in undertaking its Commitment and making its Advance under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Assigning Bank or the Agent, and (ii) the address shown below its signature hereto shall be its notice address for purposes of Section 9.3 of the Credit Agreement unless and until it shall designate, in accordance with such Section 9.3 another address for such purposes.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the Adjustment Date set forth above.

                                       PLATO LEARNING, INC.
                                       PLATO, Inc.
                                       CyberEd, Inc.
                                       Teachmaster Technologies, Inc.
                                       Wasatch Interactive Learning Corporation,

                                       By ______________________________________
                                          Authorized Representative

                                       WELLS FARGO BANK,
                                       NATIONAL ASSOCIATION, as Agent



                                       By ______________________________________
                                          Its __________________________________


                                     Applicant
                                             [APPLICANT], as Bank

___________________________________

___________________________________           By _______________________________
                                                 Its____________________________
___________________________________

___________________________________

Attn: _____________________________

Phone: ____________________________

Fax: ______________________________


                                     Assigning Bank

                                             [ASSIGNING BANK], as Bank


                                             By ________________________________
                                                Its ____________________________